Exhibit 10.2

LEASE AGREEMENT

BY AND BETWEEN

6200 STONERIDGE MALL ROAD INVESTORS LLC,

a Delaware limited liability company

AS LANDLORD

and

10X GENOMICS, INC.,

a Delaware corporation

AS TENANT

DATED August 2, 2018

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29. Effect of Conveyance	48
30. Tenant’s Estoppel Certificate	48
31. Subordination	49
32. Environmental Covenants	50
33. Notices	54
34. Waiver	54
35. Holding Over	55
36. Successors and Assigns	55
37. Time	55
38. Brokers	55
39. Limitation of Liability	56
40. Financial Statements	56
41. Rules and Regulations	56
42. Mortgagee Protection	57
43. Parking	57
44. Entire Agreement; No Oral Modification; Joint and Several Liability	58
45. Interest	59
46. Governing Law; Construction	59
47. Representations and Warranties of Tenant	59
48. Name of Building	61
49. Security	61
50. Governing Law; Waiver of Trial by Jury; Judicial Reference; Consent to Venue	61
51. Recordation	63
52. Right to Lease	63
53. Force Majeure	63
54. Quiet Enjoyment	64
55. Acceptance	64
56. No Setoff	64
57. Options to Extend	64
58. Right of First Offer	67
59. Building Amenities	69
60. Miscellaneous	70

INDEX OF EXHIBITS

A	Diagram of the Premises

B	Tenant Improvements Work Letter

C	Rules and Regulations

D	Form of Estoppel Certificate

E	Designated Parking Stalls

F	Dog Application Form

G	Hazardous Material Disclosure Certificate

H	Patio Area

INDEX OF DEFINED TERMS

Accessibility Laws	21
Additional Rent	3
Affiliate	43
Alteration	26
Alterations	26
Annual Statement	9
Anti-Terrorism Law	60
Bank	16
Base Insurance Expenses	7
Base Operating Expenses	7
Base Rent	2
Base Taxes	7
Base Utility Expenses	7
Base Year	7
Basic Lease Information	1
Building	1
Building Systems	4
Casualty Discovery Date	36
Chronic Overuse	44
Commencement Date	2
Common Areas	1
Computation Year	7
Condemnation	38
control	43
Controllable Operating Expenses	7
Data Center	15
Default	43
Delivery Date	19
Electric Service Provider	13
Environmental Interruption	53
Environmental Laws	50
Executive Order No. 13224	60
Expense Adjustment Deadline	7
Expense Claim	12
Expenses	3
Expiration Date	2
FDIC	17
Force Majeure	63
Green Building Standards	51
Hazardous Materials	50
Holder	57
Independent CPA	12
Initial Disclosure Certificate	50
Insurance Expenses	5

Landlord	48
Landlord Insureds	31
Landlord Parties	56
Landlord’s Agents	19
Laws	21
Lease	1
Letter of Credit	16
Mold Conditions	30
Mold Prevention Practices	30
Net Worth	43
Operating Expenses	3
Parking Areas	1
Permitted Transfer	43
Permitted Transfer Costs	41
Premises	1
Private Restrictions	21
Prohibited Person	60
Project	1
Project’s Sustainability Practices	51
Proportionate Share	10
Rent	11
Report Date	12
Rules and Regulations	56
Specialty Alterations	29
substantially all of Tenant’s assets	43
Successor Landlord	49
Superior Lease(s)	49
Superior Lessor	49
Superior Mortgage(s)	49
Superior Mortgagee	49
Taxes	6
Tenant’s Agents	20
Tenant’s CPA	12
Tenant’s Property	32
Term	2
Transfer Premium	40
Updated Disclosure Certificate	50
USA Patriot Act	60
Utilities	6
Utility	6
Utility Expenses	6
Visitors	58
Wi-Fi Network	29
Work Letter	5

LEASE AGREEMENT

BASIC LEASE INFORMATION

Lease Date:	August 2, 2018

Landlord:	6200 STONERIDGE MALL ROAD INVESTORS LLC, a Delaware limited liability company

Landlord’s Address:	c/o UBS Realty Investors LLC 455 Market Street, Suite 1000 San Francisco, California 94105 Attention: Asset Manager, Pleasanton Corporate Commons

All notices sent to Landlord under this Lease shall be sent to the above address, with simultaneous copies to:

UBS Realty Investors LLC

Ten State House Square, 15th Floor

Hartford, Connecticut 06103-3604

Attention: General Counsel

and

Hines

6200 Stoneridge Mall Road, Suite 130

Pleasanton, California 94588

Attention: Property Manager

Tenant:	10X GENOMICS, INC., a Delaware corporation

Tenant’s Address:	Prior to the Commencement Date: 7068 Koll Center Parkway, Suite 401 Pleasanton, California 94522 Following the Commencement Date: 6230 Stoneridge Mall Road Pleasanton, California 94588

Premises Square Footage:	An aggregate of One Hundred Fifty Thousand One Hundred Fifty-One (150,151) rentable square feet, consisting of the 1st, 2nd, 3rd, and 5th floors which contain 119,129 rentable square feet (the “Phase I Premises”) and the 4th floor which contain 31,022 rentable square feet (the “Phase II Premises”), subject to Paragraph 8(d) below.

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Premises Address:	6230 Stoneridge Mall Road Pleasanton, California 94588

Project:	Pleasanton Corporate Commons, 6200 – 6230 Stoneridge Mall Road, Pleasanton, California, together with the land on which the Project is situated and all Common Areas

Building:	6230 Stoneridge Mall Road Pleasanton, California

Tenant’s Proportionate Share of Project:	19.83% as to the Phase I Premises, and 5.17% as to the Phase II Premises, subject in each case to adjustment as provided in Paragraph 4(c)

Tenant’s Proportionate Share of Building:	79.34% as to the Phase I Premises, and 20.66% as to the Phase II Premises

Length of Term:	One Hundred Twenty-Six (126) months

Commencement Date:	April 1, 2019, subject to Paragraph 8(a) below

Estimated Delivery Date:	September 1, 2018

Base Rent:	Period†	Rentable Sq. Ft.	Monthly Base Rate	Monthly Base Rent
	4/1/19 - 3/31/20	119,129	$2.98	$355,004.42**
	4/1/20 - 11/30/20	119,129*	$3.08	$366,917.32
	12/1/20 - 3/31/21	150,151	$3.08	$462,465.08
	4/1/21 - 3/31/22	150,151	$3.17	$475,978.67
	4/1/22 - 3/31/23	150,151	$3.28	$492,495.28
	4/1/23 - 3/31/24	150,151	$3.38	$507,510.38
	4/1/24 - 3/31/25	150,151	$3.49	$524,026.99
	4/1/25 - 3/31/26	150,151	$3.60	$540,543.60
	4/1/26 - 3/31/27	150,151	$3.72	$558,561.72
	4/1/27 - 3/31/28	150,151	$3.83	$575,078.33
	4/1/28 - 3/31/29	150,151	$3.96	$594,597.96
	4/1/29 - 9/30/29	150,151	$4.08	$612,616.08

†   The foregoing dates are subject to adjustment if the Delivery Date occurs on a date later than the Estimated Delivery Date in accordance with Paragraph 8(a).

*   Notwithstanding that Tenant is only paying Base Rent on the Phase I Premises through 11/30/20, Tenant shall have the right to use the Phase II Premises from and after the Delivery Date in accordance with Paragraph 8(b).

**   Subject to Base Rent abatement in accordance with Paragraph 4(a) below.

Prepaid Base Rent:	Three Hundred Fifty-Five Thousand and Four and 42/100 Dollars ($355,004.42)

Month to which Prepaid Base Rent will be Applied:	October, 2020

Base Year:	2019, as to the Phase I Premises 2021, as to the Phase II Premises

Letter of Credit:	Five Million Dollars ($5,000,000.00)

Permitted Use:	General office use, research and development, engineering, laboratory, shipping and receiving, warehouse, storage and the generation, assembly and testing of Tenant’s system components, all subject to applicable Laws and, to the extent impacting the Common Areas, consistent with the standards of a “Class A” office project.

Parking Spaces:	Five Hundred Forty-Eight (548) parking spaces, subject to Paragraph 43 below

Broker(s):	Colliers International (Landlord’s Broker) Cushman & Wakefield (Tenant’s Broker)

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant as of the Lease Date. The defined terms used in this Lease Agreement which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the respective meanings and definitions given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Index of Exhibits, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as this “Lease”.

1.	DEMISE

In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2.	PREMISES

The Premises demised by this Lease are located in that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Premises have the address and contain the square footage specified in the Basic Lease Information; provided that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and, except as expressly set forth in Paragraphs 4(d)(iii) and 4(d)(v) below, no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less. The general outline of the Premises is depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that with respect to the Project’s parking areas (the “Parking Areas”), Tenant shall have only the rights set forth in Paragraph 43 below. For purposes of this Lease, “Common Areas” means all areas and facilities outside the Premises and within the exterior boundary line of the Project that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, visitors, clients, customers and invitees.

Landlord has the right, in its reasonable discretion, from time to time, to: (a) make changes to the Common Areas, the exterior of the Building, and/or the Project, including, but not limited to, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof, and (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas and/or the Project as Landlord may, in its reasonable discretion, deem appropriate. Landlord shall use reasonable efforts while conducting any of the foregoing activities to minimize any interference with Tenant’s use of the Premises and the Parking Areas. Notwithstanding the foregoing, if Landlord makes any alterations pursuant to its rights under this Paragraph 2, Landlord agrees that such alterations shall not unreasonably interfere with Tenant’s use of, or access to, the Premises.

No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease. Noise, dust or vibration or other incidents to construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord. Landlord shall have the reasonable right at all times, including an emergency situation, to limit, restrict, or prevent access to the Building and/or the Project in response to an actual, suspected, perceived, or publicly or privately announced health or security threat.

3.	TERM

The term of this Lease (the “Term”) shall commence on April 1, 2019 (the “Commencement Date”) and shall terminate on September 30, 2029 (the “Expiration Date”), subject to possible adjustment as provided in Paragraph 8(a) below.

4.	RENT

(a) Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month of the Term, without further notice or demand and without abatement, offset (except as expressly set forth herein), rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”). Upon execution of this Lease, Tenant shall pay the Prepaid Base Rent, specified in the Basic Lease Information to be applied toward Base for the month of the Term specified in the Basic Lease Information. Notwithstanding anything herein to the contrary, Tenant shall be excused from the obligation of paying the Base Rent (but not any other amounts) due hereunder for the Phase I Premises for the first six (6) full calendar months following the Commencement Date (expected to be April through September 2019), in the aggregate amount of $2,130,026.52 (the “Excused Base Rent”). However, should a Default occur prior to the full application of the Excused Base Rent, then such application of the Excused Base Rent shall be tolled until such time as the Default is cured, and in the event that Landlord properly exercises Landlord’s remedy to terminate this Lease pursuant to Paragraph 25 below as a result of a Default by Tenant, then the Pro-Rated Excused Base Rent shall no longer be excused and shall become an obligation of Tenant hereunder, and Landlord shall be entitled to seek recovery of the Pro-Rated Excused Base Rent as part of the damages to which Landlord is otherwise entitled pursuant to the terms of this Lease. As used herein, the term “Pro-Rated Excused Base Rent” shall mean an amount computed by dividing the Excused Base Rent by one hundred twenty (120) and then multiplying the resulting quotient by the number of months which would have remained in the Term as of the month of such Default by Tenant hereunder.

(b) Additional Rent. As used in this Lease, the term “Additional Rent” means all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease, and “Expenses” means the total of Operating Expenses, Insurance Expenses, Utility Expenses, and Taxes.

(i) Commencing (x) with respect to the Phase I Premises, the date that is twelve (12) months following the Commencement Date, and (y) with respect to the Phase II Premises January 1, 2022 (subject to Tenant’s obligation to pay on a “triple net” pursuant to Paragraph 8(b) below) and continuing thereafter during the Term, in addition to the Base Rent, with respect to each of the Phase I Premises and the Phase II Premises Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, (A) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Operating Expenses (as defined below) attributable to each Computation Year (as defined below) over Base Operating Expenses (as defined below), (B) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Insurance Expenses (as defined below) attributable to each Computation Year over Base Insurance Expenses (as defined below), (C) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Utility Expenses (as defined below) attributable to each Computation Year over Base Utility Expenses (as defined below), and (D) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Taxes (as defined below) attributable to each Computation Year over Base Taxes (as defined below). If during any Computation Year, Operating Expenses, Insurance Expenses, Utility Expenses or Taxes decrease below the amount of Base Operating Expenses, Base Insurance Expenses, Base Utility Expenses or Base Taxes, respectively, Tenant’s Proportionate Share(s) of the applicable passthrough for such Computation Year shall be $0, and Tenant shall not be entitled to any decrease in Base Rent or credit against amounts due hereunder. Notwithstanding anything in this Paragraph 4(b) to the contrary, during the initial Term, Tenant shall not be required to pay for any Computation Year any Controllable Operating Expenses that exceed the aggregate Controllable Operating Expenses incurred by Landlord in, or otherwise attributable to, the calendar year 2019 (the “Cap Base Year”) as such amount is increased by an annually compounded five percent (5%). For example, in the event Controllable Operating Expenses were $100 during the Cap Base Year, then Tenant would have no liability for Controllable Operating Expenses in excess of $110.25 for the calendar year 2021.

(ii) As used in this Lease, the following terms shall have the meanings specified:

(A) “Operating Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof, including, but not limited to, all the following items:

(1) Common Area Operating Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including any Parking Areas and all costs of resurfacing and restriping Parking Areas, owned or controlled by Landlord for the use of tenants, supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, (including, signs and directories for the Building and/or the Project, landscaping (including, but not limited to, maintenance contracts and fees to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.

(2) Parking Charges; Public Transportation Expenses. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Building or the Project, and the cost of maintaining any public transit system, vanpool, transportation management program, or other public or semi-public transportation requirements imposed in connection with Landlord’s ownership and operation of the Building and/or the Project; provided that Tenant has the right to use and access such transportation programs.

(3) Maintenance and Repair Costs. All costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof and the personal property used in conjunction therewith and including, but not limited to: (a) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal; (b) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof; (c) all costs to monitor, maintain, repair and replace the heating, ventilation, air conditioning, plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises, the Building and/or the Project or any part thereof (collectively, the “Building Systems”); (d) the cost of all cleaning and janitorial services and supplies, the cost of window glass replacement and repair; (e) the cost of maintenance and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in the operation or maintenance of the Building; (f) costs of applying for, obtaining, maintaining, managing, and reporting associated with the Project’s Sustainability Practices and the applicable Green Building Standards, if any (defined below).

(4) Life Safety and Security Costs. All costs to install, maintain, monitor, repair and replace all life safety systems, including, but not limited to: (a) all fire alarm systems, serving the Premises, the Building, and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise; and (b) all costs of security and security systems at the Project, including, but not limited to, (i) wages and salaries (including management fees) of all employees engaged in the security of the Project, (ii) all supplies, materials, equipment, and devices used in the security of the Project, and any upgrades thereto, and (iii) all service or maintenance contracts with independent contractors for Project security, including, but not limited to, alarm service personnel, security guards, watchmen, and any other security personnel.

(5) Management and Administration. All costs for management and administration of the Premises, the Building, and/or the Project or any part thereof, including, but not limited to, fees (not to exceed three percent (3%) of the Project’s gross receipts) and costs for property management services, accounting, auditing, sustainability measuring, monitoring and reporting, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building and the Project, whether located at the Project or off-site, payroll taxes and legal and accounting costs, fees for licenses and permits related to the ownership and operation of the Project, and office rent for the Building and/or Project management office or the rental value of such office if it is located within the Building and/or the Project.

(6) Capital Improvements. Amounts paid for capital improvements or other costs incurred in connection with the Building or the Common Areas of the Project (a) which are intended to effect economies in the operation or maintenance of the Building or the Project, or any portion thereof, (b) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (c) which are required under any Laws or insurance requirements (excluding any barrier removal work or other work that is required to cause the exterior of the Building or the “path of travel” to the Building to comply with Laws as a result of, or in connection with, the Tenant Improvements to be installed by Tenant in accordance with the Work Letter attached hereto as Exhibit B (the “Work Letter”)), (d) which Landlord determines, in its reasonable discretion, are necessary to promote the health or safety of occupants of the Building or the Project, including improvements to enhance and improve security at the Building or the Project, (e) which are necessary to comply with the applicable Green Building Standards. Notwithstanding anything to the contrary contained in this Lease, no other capital costs shall be included in Operating Expenses, and to the extent capital costs are includable in Operating Expenses in accordance with this Paragraph 4(b)(ii)(A)(6), such costs shall be amortized over the useful life of the subject capital item in accordance with reasonable real estate accounting and management principles, consistently applied.

(7) Compliance with Laws. All non-capital costs to comply with the requirements of any Laws.

(8) Environmental. All non-capital costs to comply with the Project’s Sustainability Practices and the applicable Green Building Standards, if any.

(9) Alternative Transportation. Any and all costs of compliance with governmental requirements for alternative transportation.

Notwithstanding anything in this Paragraph 4(b) to the contrary, Insurance Expenses, Utility Expenses and Taxes shall not be deemed to constitute “Operating Expenses” for purposes of this Paragraph 4(b)(ii)(A).

(B) “Insurance Expenses” means the total costs and expenses paid or incurred by Landlord in connection with obtaining insurance on the Premises, the Building and/or the Project or any part thereof or interest therein, including, but not limited to, premiums for “Causes of Loss – Special Form” property insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its reasonable discretion, and any deductibles paid under policies of any such insurance; provided, however, that with respect to any particular casualty event affecting the Project, in no event shall Tenant’s Proportionate Share any individual insurance deductible under Landlord’s casualty policy exceed an amount equal to Two Dollars ($2.00) for each rentable square foot of the Premises. Without limiting the generality of the above, such Insurance Expenses may include the cost of “green building” endorsements to its property insurance policies to ensure that the property insurance proceeds are sufficient to restore the Building to the condition that may be required to meet the applicable Green Building Standards, if any. The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Premises, the Building, or the Project.

(C) “Utility Expenses” means the cost of all electricity (for Common Areas only), water, gas, sewers, oil and other utilities (individually, “Utility” and collectively, “Utilities”), including any surcharges that are not separately metered to Tenant or any other tenant, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building and/or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as provided in Paragraph 5 below.

(D) “Taxes” means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities or similar purposes included in any tax bill for the Building or the Project or any part thereof, including, but not limited to, entitlement fees, allocation unit fees and/or any similar fees or charges), fee, levy, penalty, sales tax on rents or rental receipts, rent tax or gross receipts tax, occupancy tax, or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, (i) any gross income, gross receipts or excise tax levied by any of the foregoing authorities with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or surcharged against the Parking Areas. “Taxes” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any Taxes. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease. Any assessments included within Taxes shall be calculated on the basis of the amount due if the same were to be paid in installments over the longest permitted period.

(E) “Base Year” means the calendar year specified in the Basic Lease Information.

(F) “Base Operating Expenses” means the amount of Operating Expenses for the Base Year.

(G) “Base Insurance Expenses” means the amount of Insurance Expenses for the Base Year.

(H) “Base Taxes” means the amount of Taxes for the Base Year.

(I) “Base Utility Expenses” means the amount of Utility Expenses for the Base Year. Notwithstanding anything to the contrary contained in this Lease, Base Utility Expenses shall not include increases in utility costs due to extraordinary circumstances, including conservation, bond and/or debt repayment, surcharges, one-time charges, boycotts, strikes, embargoes or other events resulting in shortages, unless such increases carry-forward into the next Computation Year, in which event Base Utility Expenses shall contain such increases until such increases are eliminated.

(J) “Computation Year” means each twelve (12) consecutive month period commencing January 1 of each year during the Term following the Base Year.

(K) “Controllable Operating Expenses” means Operating Expenses other than union labor costs, refuse removal and other services provided by monopolies or where there is only one provider available to Landlord.

(L) “Expense Adjustment Deadline” means December 31 of the calendar year following the year in which this Lease expires or terminates. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no obligation to pay any Expenses to Landlord which are first billed by Landlord after the Expense Adjustment Deadline; provided, however, nothing contained herein shall be deemed to relieve Tenant from its liability to pay Tenant’s Proportionate Share of Expenses under this Lease which were billed by Landlord prior to the Expense Adjustment Deadline. Similarly, Landlord shall have no obligation to return, rebate or credit to Tenant any refund, rebate, or return of Expenses credited to or received by Landlord after the Expense Adjustment Deadline.

(c) Exclusions from Expenses. Notwithstanding anything to the contrary contained in Paragraph 4(b) above, Expenses shall not include the following:

(i) Any costs or expenses for which Landlord is reimbursed, whether by an insurer, indemnitor, tenant, condemnor, or otherwise (other than by tenants as operating expenses);

(ii) Landlord’s general overhead and general administrative expenses;

(iii) Depreciation or amortization of the Premises, the Building, the Project or the contents or components thereof, except as specifically permitted under Paragraph 4(b)(ii)(A)(6) above;

(iv) Expenses for the preparation of leasable space which Landlord performs for any tenant or prospective tenant of the Project;

(v) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants in the Project, including leasing commissions, legal expenses, advertising, entertaining or promotion including disputes with tenants and/or prospective tenants;

(vi) Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the Project or any Common Areas, transfer or recordation of taxes and other charges in connection with the transfer of ownership in the Premises, the Building or the Project, land trust fees, and rental due under any ground lease related to the Project or any portion thereof;

(vii) Expenses incurred for any necessary replacement of any item to the extent that it is covered under warranty;

(viii) The cost of any item or service which Tenant separately reimburses Landlord or pays to third parties, or which Landlord provides selectively to one or more tenants of the Project, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s);

(ix) Accounting and legal fees relating to any specific lease or tenant, or to the enforcement of the terms of any lease;

(x) Any interest or penalty incurred due to the late payment of any Expense and/or Tax;

(xi) The cost of any penalty or fine incurred for noncompliance with any Laws applicable to the Project (provided, however, that the cost of correcting such violation, as opposed to penalties assessed in excess of such corrective costs and which would not be incurred but for such violation, may be included within Operating Expenses, subject to the limitations otherwise set forth herein), and any cost to test, survey, cleanup, contain, abate or remove any Hazardous Substances (as hereinafter defined), including asbestos containing materials from the Building, the Project or any Common Areas or to remedy any breach or violation of any Environmental Law (as hereinafter defined); provided, however, that costs incurred in the cleanup or remediation of de minimis amounts of Hazardous Materials (other than asbestos) customarily used in office buildings or used to operate motor vehicles and customarily found in parking facilities shall be included as Operating Expenses;

(xii) Any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the Premises, the Building or the Project;

(xiii) Any costs or expenses for the acquisition or leasing of sculpture, paintings, or other works of fine art;

(xiv) All bad debt loss, rent loss, or reserve for bad debt or rent loss;

(xv) Payroll and payroll related expenses for any employees in commercial concessions operated by Landlord;

(xvi) Wages, salaries, employee benefits, payroll taxes and/or other labor costs for Landlord employees above the level of a Building Manager or Project Manager;

(xvii) Costs, fines, interest, penalties, liquidated damages and other expenses incurred by Landlord due to (a) the gross negligence or willful misconduct of Landlord or its employees, agents and contractors, (b) late payment on any obligation, or (c) failure to comply with any contractual requirements relating to any services, materials, equipment, or other apparatus used in connection with the operation, maintenance, repair, or management of the Premises, the Building or the Project;

(xviii) Advertising, promotion and marketing expenses;

(xix) Costs or fees related to the defense of Landlord’s title to the Project;

(xx) Payments in respect of overhead or profit to subsidiaries or affiliates of Landlord, or to any party as a result of a non-competitive selection process, for management or other services in or to the Project, or for supplies or other materials to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies, or materials exceeded the costs had the services, supplies, or materials been provided by parties unaffiliated with the Landlord on a competitive basis;

(xxi) the cost of all electricity furnished to other tenants of the Complex; and

(xxii) Any capital costs except as specifically permitted under Paragraph 4(b)(ii)(A)(6) above.

(d) Payment of Additional Rent.

(i) Prior to the commencement of each Computation Year or as soon thereafter as practicable, Landlord shall notify Tenant of Landlord’s estimate of the total amounts that will be payable by Tenant under Paragraph 4(b) for the ensuing Computation Year, and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times (but not more frequently than once per Computation Year) Landlord determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate. By April 1 of each calendar year following the initial Computation Year or as soon thereafter as practicable, Landlord shall provide to Tenant a statement (“Annual Statement”) showing the actual Additional Rent due to

Landlord under Paragraph 4(b) for the prior Computation Year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year under Paragraph 4(b) is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within thirty (30) days after receipt of such Annual Statement from Landlord. Any overpayment by Tenant of Additional Rent under Paragraph 4(b) for the prior Computation Year shall, at Landlord’s option, be credited against past due or current amounts owed by Tenant or returned to Tenant in a lump sum payment within ten (10) days after delivery of such Annual Statement.

(ii) Landlord’s then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Even though this Lease has expired or terminated and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, subject to the provisions of Paragraph (b)(ii)(K), Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment of Additional Rent. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.

(iii) Landlord, in its reasonable discretion, shall allocate Operating Expenses, Insurance Expenses, Utility Expenses, or Taxes among office, retail or other portions or occupants of the Project according to reasonable real estate accounting and management principles, consistently applied. With respect to Expenses which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building. With respect to Expenses which Landlord allocates to the Project as a whole or to only a portion of the Project, Tenant’s “Proportionate Share” shall be, with respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Project as a whole, the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Project and, with respect to Expenses which Landlord allocates to only a portion of the Project, a percentage calculated by Landlord from time to time in its reasonable discretion and furnished to Tenant in writing, in either case as adjusted by Landlord from time to time for a remeasurement of or changes in the Premises or the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise.

(iv) If the average occupancy level of the Building or the Project for the Base Year and/or any subsequent Computation Year is not one hundred percent (100%) of full occupancy, then the Expenses for such year shall be adjusted by Landlord, in its reasonable discretion, to reflect the Expenses which would have been paid or incurred had the Building or the Project, as applicable, been one hundred percent (100%) occupied during such year.

(v) Without limiting the foregoing terms of Paragraph 4(c), Landlord reserves the right from time to time to remeasure the Project in accordance with the commonly used or current or revised standards promulgated from time to time by the Building Owners and Managers Association (BOMA) or other generally accepted measurement standards utilized by Landlord and to thereafter adjust the Proportionate Share(s) of Tenant and any other affected tenants of the Project. Following receipt of written notice from Landlord of such re-measurement, Tenant’s Proportionate Share of the Project shall be adjusted in accordance with the revised measurement of the Project. In no event shall any such adjustment result in an increase in Base Rent under this Lease.

(vi) Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Annual Statement, an increase or decrease in Taxes occurs for the applicable Computation Year or Base Year (whether by reason of reassessment, supplemental assessment, error, or otherwise), Taxes for such Computation Year or the Base Year (and in the case of an adjustment in the Base Year, the Taxes for subsequent Computation Years) shall be retroactively adjusted. If, as a result of such adjustment, Tenant has underpaid or overpaid Tenant’s Proportionate Share of Taxes, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after receipt of an invoice therefor, or Landlord, at Landlord’s option, shall credit the amount of such overpayment against past due or current amounts owed by Tenant or return the overpayment to Tenant in a lump sum payment within thirty (30) days after such adjustment.

(e) General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 45 below, are referred to collectively as the “Rent”. All Rent shall be paid in lawful money of the United States of America and through a domestic branch of a United States financial institution, by check or electronic payment. Checks are to be made payable to “6200 Stoneridge Mall Road Investors LLC” and shall be mailed to: Department 33149, P.O. Box 39000, San Francisco, California 94139 3149, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. Wiring instructions for electronic payments will be provided separately. Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

(f) Partial Payment. No writing on any check, or statement in any letter or other document accompanying any payment of Rent from Tenant, and no acceptance by Landlord of less than the full amount of Rent owing, shall effect any accord and satisfaction. Any such partial payment shall be treated as a payment on account, and Landlord may accept such payment without prejudice to Landlord’s right to recover any balance due or to pursue any other remedy permitted by this Lease. Accordingly, Tenant hereby waives the provisions of California Uniform Commercial Code Section 3311 (and any similar Law that would permit an accord and satisfaction contrary to the provisions of this Paragraph 4(f)). Tenant waives any right to specify the items against which any Rent paid is to be credited, and Landlord may apply such payments to any Rent due or past due under this Lease. No payment, receipt or acceptance of Rent following (i) any Default; (ii) the commencement of any action against Tenant; (iii) termination of this Lease or the entry of judgment against Tenant for possession of the Premises; or (iv) the exercise of any other remedy by Landlord, shall cure the Default, reinstate this Lease, grant any relief from forfeiture, continue or extend the Term, or otherwise affect or constitute a waiver of Landlord’s right to or the exercise of any remedy, including Landlord’s right to terminate this Lease and recover possession of the Premises; provided, however, the full payment of all amounts required to cure any monetary Default shall operate to cure said Default if paid within the time period provided in California Code of Civil Procedure §1161(2). Tenant acknowledges and agrees that the foregoing constitutes actual notice to Tenant of the provisions of California

Code of Civil Procedure §1161.1(c). In order to give effect to the foregoing provisions, Landlord may (but is not required to) return to Tenant, at any time within fifteen (15) days after receiving same, any payment of any monetary amounts received from Tenant, including, but not limited to, Rent (x) that was paid following any Default (irrespective of whether Landlord has commenced the exercise of any remedy), or (y) that is less than the amount due or owed. Each such returned payment (whether made by returning Tenant’s actual check, or by issuing a refund in the event Tenant’s check was deposited whether or not Tenant actually deposits or accepts such refund) shall establish that such payment was not received or approved by Landlord.

(g) Annual Statements Binding. Every Annual Statement given by Landlord pursuant to Paragraph 4(c) shall be conclusive and binding upon Tenant, unless within ninety (90) days after receipt of the applicable Annual Statement, Tenant shall notify Landlord, in writing, that it disputes the correctness thereof, specifying the particular respects in which the Annual Statement is claimed to be incorrect (“Expense Claim”). Pending the determination of such dispute, Tenant shall, within thirty (30) days after receipt of such Annual Statement, pay Additional Rent in accordance with Landlord’s Annual Statement and such payment shall be without prejudice to Tenant’s position.

(h) Audit Rights. Provided that Tenant timely delivers an Expense Claim to Landlord, Tenant’s CPA (as defined below) shall have the right, at Tenant’s sole cost and expense, upon at least thirty (30) days’ prior notice to Landlord, at any time during regular business hours, to review and photocopy Landlord’s records pertaining to Expenses for the immediately preceding Computation Year only (and the Base Year, but as to the Base Year, only one (1) time during the Term), and only to the extent reasonably necessary to evaluate the Expense Claim. The inspection of Landlord’s records must be completed within ten (10) business days after such records are made available to Tenant’s CPA, and the written determination of Tenant’s CPA must be delivered to Landlord within six (6) months after Tenant’s receipt of the applicable Annual Statement. If Tenant fails to deliver the written determination of Tenant’s CPA within said six (6) month period, Tenant shall forfeit any right to claim a refund, rebate, or return of Expenses set forth in the applicable Annual Statement. Any certified public accountant engaged by Tenant (“Tenant’s CPA”) to inspect Landlord’s records shall not be compensated on a contingency basis, in whole or in part, and shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. If, following the date Landlord receives the written report of Tenant’s CPA (the “Report Date”), Landlord disputes the findings therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, the dispute shall be resolved by binding arbitration as follows: Landlord and Tenant shall each designate an independent certified public accountant, who shall in turn jointly select an independent certified public accountant (the “Independent CPA”). Within sixty (60) days after selection, the Independent CPA shall review the relevant records relating to Tenant’s Expense Claim and determine the proper amount payable by Tenant, which determination shall be final and binding upon the parties. If the Independent CPA determines that the amount of Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the Independent CPA’s decision, without interest. The fees and costs of the Independent CPA shall be paid by Tenant unless the Independent CPA determines that Landlord has overstated Expenses for the applicable Computation Year, in the aggregate, by more than five percent (5%), in which case Landlord shall pay the fees and costs of the Independent CPA and the actual and reasonable costs of Tenant’s CPA. Tenant shall keep all information obtained by Tenant in connection with its review of Landlord’s records confidential and obtain the agreement of Tenant’s CPA and the Independent CPA to keep all such information confidential. Landlord may condition inspection of Landlord’s records by Tenant’s CPA or the Independent CPA upon receipt of an executed confidentiality agreement acceptable to Landlord. Tenant agrees that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Expenses payable by Tenant shall be as set forth in this Paragraph 4(h), and Tenant hereby waives any and all other rights pursuant to Laws to inspect such books and records and/or to contest the amount of Expenses payable by Tenant.

5.	UTILITIES AND SERVICES

(a) Subject to applicable Laws and the provisions of this Paragraph 5, Landlord shall furnish or make customary arrangements with utility and service providers to furnish to the Premises: (1) electricity for lighting and operation of low-power usage office machines; (2) cold or tepid water to points of supply in the Premises, if any, and to the Building restrooms, in volumes provided to typical office tenants in the Building; (3) elevator service; and (4) janitorial services for the Premises on weekdays (excluding legal holidays) as determined reasonably necessary by Landlord. In addition to Tenant’s payment for Tenant’s Share of Expenses in accordance with Paragraph 4(b) above, Tenant shall pay to Landlord as Additional Rent and within thirty (30) days of being billed therefor, for all costs of electrical current consumed in the Premises at the rates charged for such services to the Building by the municipality or the local public utility. Tenant’s consumption of electricity shall not exceed the Building’s capacity.

(b) Landlord reserves the right to change the electricity provider and to provide electricity (or supplemental electricity) from alternative energy sources, e.g., solar panels, at any time and from time to time in Landlord’s sole discretion (any such provider being referred to herein as the “Electric Service Provider”). Tenant shall obtain and accept electric service for the Premises only from and through Landlord, in the manner and to the extent expressly provided in this Lease, at all times during the Term of this Lease, and Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electric service for or with respect to the Premises or Tenant’s operations therein from any provider of electric service other than the Electric Service Provider, or (ii) to enter into any separate or direct contract or other arrangement with the Electric Service Provider for the provision of electrical service to the Premises. Tenant shall cooperate with Landlord and the Electric Service Provider at all times to facilitate the delivery of electrical service to Tenant at the Premises and to the Building, including, but not limited to, allowing Landlord and the Electric Service Provider, and their respective agents and contractors, (i) to install, repair, replace, improve and remove any and all electric lines, feeders, risers, junction boxes, wiring, and other electrical equipment, machinery and facilities now or hereafter located within the Building or the Premises for the purpose of providing electrical service to or within the Premises or the Building, and (ii) reasonable access for the purpose of maintaining, repairing, replacing or upgrading such electrical service from time to time. To the extent required to comply with Law, Tenant shall provide such information and specifications regarding Tenant’s use or projected use of electricity at the Premises as shall be required from time to time by Landlord or the Electric Service Provider to efficiently provide electrical service to the Premises or the Building. In no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including, but not limited to, loss of business or any consequential damages, arising from any failure or inadequacy of the electrical service being provided to the Premises or the Building, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the electrical service furnished to the Premises or the Building, or arising from the partial or total unavailability of electrical service to the Premises or the Building, from any cause whatsoever, or otherwise, nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease.

(c) Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by Law. Tenant’s tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed by Law, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant shall comply with energy conservation programs implemented by Landlord by reason of Laws.

(d) Landlord shall not be liable for any loss (including, but not limited to, any injury or damage to or interference with Tenant’s business), cost, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or Tenant’s Property or for any loss of business or any damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, but not limited to, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.

(e) Landlord makes no representation with respect to the adequacy or fitness of the air conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, other than normal fractional horsepower office equipment, or occupancy of the Premises that exceeds the Maximum Density. In addition, Landlord shall have no liability for the failure to provide adequate heating, ventilation or air conditioning due to the arrangement of partitioning in the Premises or changes thereto, or the failure of Tenant to keep heating, ventilation and air conditioning vents in the Premises free of obstruction.

(f) Tenant shall separately arrange with, and pay directly to, the applicable telecommunications and data companies or providers, as the case may be, for the furnishing, installation and maintenance of all Tenant’s telecommunications and data services at the Premises. Landlord shall not be liable for any damages resulting from interruption of, or Tenant’s inability to receive such service, and any such inability shall not relieve Tenant of any of its obligations under this Lease. Tenant shall label all telephone, computer, or other data cabling at the time of installation. Tenant shall be responsible, at Tenant’s expense, for any and all of Tenant’s telephones, telecopiers, computers, telephone switching, telephone panels and related equipment. Landlord makes no representation to Tenant regarding the condition, security, or suitability for Tenant’s purposes of the cabling, wiring or equipment presently located within the Building. Unless Landlord notifies Tenant to the contrary at least ninety (90) days prior to the expiration of this Lease or within ten (10) after the earlier expiration of this Lease, prior to the expiration of the Term or promptly following any earlier termination of this Lease, Tenant shall remove all such cabling, wiring and equipment and restore the Premises and the Building to the same condition as before installation thereof.

(g) Tenant acknowledges that Landlord is or may become subject to certain energy disclosure requirements, which requirements, whether made pursuant to statute, ordinance and regulation or other applicable Laws now existing or hereafter adopted, shall collectively be referred to herein as “Required Energy Disclosures”. Tenant authorizes Landlord to disclose information concerning energy use by Tenant, either individually or in combination with the energy use of other tenants, as applicable, in connection with any Required Energy Disclosures, whenever Landlord determines, in good faith, that such disclosure is reasonably necessary to comply with Laws applicable to the Building or Landlord’s ownership thereof. If (i) any utility is billed directly to Tenant or any subtenant or licensee of Tenant or (ii) Landlord is not responsible for reading any submetered or separately metered utility supplied to the Premises, then Tenant shall, within ten (10) days after request by Landlord, provide consumption data in a form reasonably required by Landlord, to the extent the provision of such data is required by Law to be disclosed or Landlord otherwise reasonably requests such information in connection with the Project’s Sustainability Practices, the Green Building Standards or otherwise. Landlord shall not be required to notify Tenant of the making of Required Energy Disclosures; provided, however, that to the extent disclosure to Tenant is required by applicable Laws, such disclosure may be satisfied by making Required Energy Disclosures available for review by Tenant in the Building management office. Tenant hereby releases Landlord from any claims, losses, costs, damages, expenses and liabilities arising out of, resulting from, or otherwise relating to the making of any Required Energy Disclosures.

(h) Tenant may not operate a Data Center in the Premises. The term “Data Center” shall have the meaning set forth in the U.S. Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high-density computing equipment, such as server racks, used for data storage and processing. Notwithstanding anything herein to the contrary, for purposes hereof, a Data Center does not include space within the Building that is utilized as a “server room” or similar computer facilities that primarily services the business otherwise being conducted within the Premises.

(i) Landlord has the right to install on-site power (i.e. solar fuel cells or small wind), and Tenant will cooperate as necessary with such installations. To the extent such credits are allocated to the utility provider or other third party to offset the cost of such installations or the applicable utility provider as an inducement or requirement to providing such power, Tenant shall have no right to the benefit of any such renewable energy credits resulting from on-site renewable energy generation even if Tenant uses such energy.

(j) Notwithstanding anything herein to the contrary, if the Premises, or a material portion of the Premises, is made untenantable, inaccessible or unsuitable for the ordinary conduct of Tenant’s business, as a result of an interruption in any of the basic services provided by Landlord pursuant to Paragraph 5(a) above, then (i) Landlord shall use commercially reasonable good faith efforts to restore the same as soon as is reasonably possible, and (ii) if such interruption is within the reasonable control of Landlord and such interruption persists for a period in excess of five (5) consecutive business days, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent and Additional Rent payable hereunder during the period beginning on the sixth (6th) consecutive business day of such interruption and ending on the day the utility or service has been restored.

6.	LATE CHARGE

Late payment of Base Rent or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Base Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Base Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease. Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that it shall not charge Tenant any late charge or interest on the first late payment of Rent during any twelve (12) month period during the Term, provided that Landlord receives such overdue payment within five (5) business days after Landlord gives Tenant written notice that such payment is overdue.

7.	LETTER OF CREDIT

(a) Within five (5) days after Tenant’s execution and delivery of this Lease, Tenant shall deposit with Landlord a clean, irrevocable and unconditional letter of credit payable at sight in a form acceptable to Landlord in its reasonable discretion (“Letter of Credit”) issued by a bank or financial institution and branch, all approved by Landlord in its reasonable discretion (the “Bank”) in favor of Landlord, in the amount of Five Million Dollars ($5,000,000.00) as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided. The Letter of Credit shall have a term which expires no sooner than sixty (60) days after the Expiration Date, or Tenant may deliver a one (1) year unconditional and irrevocable Letter of Credit which by its terms automatically, for the remainder of the Term, renews for successive one (1) year periods unless the Bank provides no less than thirty (30) days’ written notice to Landlord that such Letter of Credit shall not be renewed, in which event Landlord shall have the right to draw down the entire amount of the Letter of Credit unless Tenant substitutes, at least ten (10) business days prior to the expiration of such Letter of Credit, a new Letter of Credit which meets the requirements of this Paragraph 7. Landlord hereby approves Silicon Valley Bank as an acceptable Bank for the issuance of the initial Letter of Credit, subject to Paragraph 7(d) below.

(b) The Letter of Credit shall permit multiple drawings and be fully transferable by Landlord without the payment of any fees or charges by Landlord. If Tenant defaults under this Lease, including the payment of Rent, and fails to cure any such default after any required notice and within any applicable cure period, or if Landlord receives a notice that the Letter of Credit will not be renewed, (i) Landlord shall have the right to require the Bank to make payment to Landlord or its designee of the entire proceeds of the Letter of Credit (or, in the event of a default, a portion of such proceeds reasonably required to cure such default), and (ii) Landlord may, at Landlord’s option, (but Landlord shall not be required to), apply or retain the whole or any part of such sum so paid to it by Tenant or the Bank to the extent required for the payment of any Rent or any other sum as to which Tenant is in default, and any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord, and (iii) Landlord or any Superior Mortgagee (defined below) shall hold the remainder of such sum paid to it by the Bank or Tenant, if any, for Landlord’s benefit, as security for the faithful performance and observance by Tenant of the terms, covenants, and conditions of this Lease on Tenant’s part to be observed and performed, with the same rights as hereinabove set forth to apply or retain the same in the event of any further default by Tenant under this Lease. If Landlord applies or retains any part of the proceeds of the Letter of Credit, Tenant shall, within five (5) business days after demand from Landlord, restore the Letter of Credit to its original amount and deliver it to Landlord or its designee so that Landlord or its designee shall have the full Letter of Credit on hand at all times during the Term (and any extension), in which event Landlord shall immediately return to Tenant any unused proceeds retained by Landlord or its designee. Tenant’s failure to do so within five (5) business days after receipt of such demand shall constitute a breach of this Lease.

(c) In the event of a transfer, sale or lease of Landlord’s interest in the Building, Landlord shall transfer or cause to be transferred either the cash or Letter of Credit or any sums collected thereunder by Landlord, together with any other sums then held by Landlord or its designee as such security, to the transferee, vendee or lessee; Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit, and Landlord thereupon shall be released by Tenant from all liability under this Paragraph. Upon the written assumption of this Lease by such transferee, Tenant agrees to look solely to the new landlord for the return of the cash or Letter of Credit or any sums collected thereunder and any other security, and the provisions hereof shall apply to every transfer or assignment of the Letter of Credit or any sums collected thereunder and any other security to a new landlord. Tenant further covenants that it shall not assign or encumber, or attempt to assign or encumber, any part of such security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or such cash security held by Landlord. Recourse by Landlord to the Letter of Credit or such security shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or equity. The Letter of Credit (except as same may have been applied by Landlord in accordance with this Lease), shall be returned to Tenant within ninety (90) days after the expiration of this Lease.

(d) If at any time (a) the financial institution that provided the Letter of Credit is either (i) closed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental authority, or (ii) declared insolvent by the FDIC for any reason, or (b) Landlord reasonably believes that such financial institution will either be (y) closed by the FDIC or any governmental authority, or (z) declared insolvent by the FDIC for any reason, Tenant shall, within five (5) days after either the occurrence of such closure or declaration of insolvency or notice from Landlord that Landlord reasonably believes that such financial institution will close or be declared insolvent, either (1) provide Landlord a replacement Letter of Credit satisfying all of the terms of this section, or (2) post a cash security deposit in the amount of the Letter of Credit with Landlord, failing which a Default shall be deemed to have occurred as of the end of such five (5) day period.

(e) Tenant hereby waives any and all rights under and the benefits of Section 1950.7 of the California Civil Code, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees.

(f) The amount of the Letter of Credit shall be subject to possible reduction in accordance with the following provisions; provided that (A) during the twelve (12) month period immediately preceding the effective date of any such reduction Tenant has not been in Default, and (B) in no event shall the amount of the Letter of Credit ever be reduced to an amount which is less than One Million Dollars ($1,000,000.00):

(i) Beginning as of April 1, 2020 and on each year thereafter, Tenant shall have the right to reduce the amount of the Letter of Credit by the sum of $500,000.00; and

(ii) Beginning as of October 1, 2020 in the event Tenant has achieved any of the following financial milestones (as evidenced by documentary evidence reasonably satisfactory to Landlord), Tenant shall have the right to reduce the amount of the Letter of Credit by the sum of $500,000.00 for each such milestone:

(A) achieving annual total revenues equal or exceed Three Hundred Million Dollars ($300,000,000.00) in a fiscal year;

(B) achieving annual total revenues equal or exceed Five Hundred Million Dollars ($500,000,000.00) in a fiscal year;

(C) achieving an EBITDA margin of five percent (5%) or better in two (2) consecutive fiscal years;

(D) achieving a pre-tax margin of fifteen percent (15%) or better in two (2) consecutive fiscal years; and

(E) executing an initial public offering, with a total market capitalization in excess of One Hundred Million Dollars ($100,000,000.00).

(iii) In order to effect any such reduction in the Letter of Credit, Tenant shall deliver to Landlord either an amendment to the existing Letter of Credit or a replacement letter of credit in the new amount that otherwise complies with all other applicable requirements specified in this Paragraph 7. Notwithstanding anything in this Paragraph 7 to the contrary, there shall be no return or reduction of the Letter of Credit to Tenant at any time while Tenant is in default of any of its material, monetary obligations under this Lease. Landlord shall reasonably cooperate with Tenant and the Bank to provide such authorizations as may be required to accomplish any such reduction.

8.	DELIVERY OF POSSESSION

(a) Delivery of Possession. Landlord shall deliver possession of the Premises to Tenant, broom clean and free from occupancy by any party, promptly following the expiration of the current lease of the Premises and the surrender of possession by the current occupant (such date of delivery, the “Delivery Date”). Landlord shall endeavor to cause the Delivery Date to occur no later than the Estimated Delivery Date set forth in the Basic Lease Information; provided, however, if, for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Estimated Delivery Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees, independent contractors or Landlord’s manager (collectively, “Landlord’s Agents”), be liable to Tenant for any loss or damage resulting therefrom; provided, that, if the Delivery Date fails to occur by the Estimated Delivery Date, then the Commencement Date and the Expiration Date shall each be adjusted by one (1) day for each day after the Estimated Delivery Date until the Delivery Date occurs. Additionally, if the Delivery Date fails to occur by October 1, 2018 (the “Outside Delivery Date”), then in addition to the delay of the Commencement Date the Excused Base Rent shall be increased by one (1) additional day of Base Rent for each day after the Outside Delivery Date until the Delivery Date occurs. The foregoing shall be the sole remedy available to Tenant as a result of Landlord’s failure to deliver the Premises to Tenant on a timely basis as provided in this Paragraph 8(a).

(b) Early Access; Tenant’s Construction Period. Tenant intends to use and occupy the Phase II Premises during the period from the Delivery Date through the Commencement Date concurrently with Tenant’s construction of Tenant Improvements within the Phase I Premises. Accordingly, during the period commencing on the Delivery Date and ending on the date immediately preceding the Commencement Date, all provisions of this Lease shall apply as if the Commencement Date had occurred; provided, however, that during such period (i) Tenant shall not be required to pay Base Rent, and (ii) Tenant shall pay Tenant’s Proportionate Share(s) respecting the Phase II Premises of Expenses on a “triple-net” basis (without regard to Base Operating Expenses, Base Taxes, Base Insurance Expenses or Base Utility Expenses) during any such period in which Tenant uses the Phase II Premises for the conduct of business and during any subsequent period prior to the completion of the Tenant Improvements in the Phase I Premises in which Tenant uses the Phase II Premises for the conduct of business. Additionally, in the event Tenant uses the Phase II Premises for the conduct of business during the period following the completion of construction of the Tenant Improvements in the Phase II Premises and prior to December 1, 2020, such occupancy shall be subject to all of the provisions of this Lease, including the payment of Base Rent for the Phase II Premises in the monthly amount of $92,445.56. For avoidance of doubt, Tenant shall not be required to pay any Base Rent or

Expenses with respect to the Phase II Premises prior to December 1, 2020 during any portion of such period that Tenant does not occupy the Phase II Premises for the conduct of business. For purposes of this paragraph, occupancy of the Phase II Premises “for the conduct of business” means occupancy by Tenant for the purposes of conducting business and excludes use of the Phase II Premises for the purpose of the design and construction of Tenant Improvements (including storage of furniture, fixtures, materials and equipment).

(c) Limited Access prior to Delivery Date. Prior to the Delivery Date, Landlord shall endeavor to provide Tenant with reasonable entry into the Premises, at times coordinated with Landlord, for the purpose of space planning respecting the Tenant Improvements to be constructed by Tenant in accordance with the terms of Exhibit B hereto, subject in all events to the possessory rights of, and consent from, the current tenant of the Premises. Prior to any such entry, Tenant shall provide Landlord with proof of Tenant’s insurance as set forth in Paragraph 15 of this Lease.

(d) Substitution of Phase II Premises. Notwithstanding anything to the contrary herein, Tenant shall have the one-time right by written notice to Landlord to substitute any full floor of the Phase I Premises (i.e., any of floors 1, 2, 3, or 5) as the Phase II Premises instead of the 4th floor. If Tenant makes such election, then for all purposes under this Lease, the floor so designated shall become the Phase II Premises (and the 4th floor shall become part of the Phase I Premises); provided, however, neither Tenant’s Proportionate Share nor the Base Rent shall be adjusted (i.e., Tenant’s Proportionate Share and Base Rent shall be calculated as of the 4th floor was the Phase II Premises.

9.	USE OF PREMISES; COMPLIANCE WITH LAWS.

(a) Permitted Use. The use of the Premises by Tenant and Tenant’s assignees and subtenants and their respective agents, advisors, employees, partners, shareholders, directors, customers, clients, visitors, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Subject to the terms of this Lease and all applicable Laws, Tenant shall be provided access to the Premises twenty-four (24) hours a day, seven (7) days a week during the Term. Tenant shall not permit any waste or any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate outside of the Building. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Project. Tenant shall pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant’s use of the Premises for other than general office and research and development uses or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building. Tenant shall not use the Premises in any manner that will cause the Building or any part thereof not to conform with the Building’s Sustainability Practices or the certification of the Building issued pursuant to the applicable Green Building Standards, if any; provided, however, that in no event shall such practices or certification requirements or the foregoing restriction have the effect of interfering (other than to a de minimis extent) with Tenant’s conduct of business at the Premises in a manner consistent with the Permitted Use or result in additional cost to Tenant (other than to a de minimis extent).

(b) Compliance with Governmental Regulations and Private Restrictions. Except as set forth in Paragraph 9(c) below, Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (i) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the use, condition, configuration or occupancy of the Premises, or Tenant’s use of the Building or the Project, including reasonably cooperating with Landlord to comply with such Laws, and including, but not limited to, making all modifications required within the Premises, whether or not presently foreseeable; (ii) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) now in force or which may hereafter be in force; (iii) the requirements of any board of fire underwriters or similar body now or in the future constituted; and (iv) the Rules and Regulations (as defined in Paragraph 41 of this Lease). Without limiting the generality of the foregoing, to the extent Landlord is required by Law to maintain carpooling, trip reduction and public transit programs, Tenant shall cooperate in the implementation and use of these programs by and among Tenant’s employees. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

(c) Compliance with Accessibility Laws. The Premises, the Building and the Project are subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, together with any and all similar laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including without limitation, Title 24 of the California Code of Regulations, the Unruh Civil Rights Act, California Civil Code Sections 51 through 51.3, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “Accessibility Laws”). Any Alterations (as defined in Paragraph 12(a)) to be constructed hereunder shall comply with the requirements of all Laws, including, but not limited to, Accessibility Laws, and, except as otherwise expressly provided in this Lease, all costs incurred to comply therewith shall be a part of and included in the cost of the Alterations. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Alterations strictly complies with all requirements of all Laws, including, but not limited to, Accessibility Laws. If any barrier removal work or other work is required to cause the exterior of the Building and/or the Common Areas of the Building or the Project to comply with Laws, including, but not limited to “path of travel” from the public right of way to the exterior of the Building, then such work shall be the responsibility of Landlord, the cost of which shall be included in Expenses to the extent permitted by Paragraph 4 above, and subject to Landlord’s obligations set forth in Section 4.2(c) of the Work Letter. Notwithstanding the foregoing provisions of this Paragraph 9(c), Tenant acknowledges that the Building or the Project may have certain non-compliant features which have been legally grandfathered, and that, unless required by governmental authority, Landlord may, but shall not be obligated to, upgrade or otherwise correct such non-compliance pursuant to this Paragraph 9(c) or any other provision of this Lease.

Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of Accessibility Laws within the Premises. Within ten (10) days after receipt, Tenant shall provide Landlord with copies of any notices received by Tenant alleging violation of Accessibility Laws relating to any portion of the Premises, the Building or the Project or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with Accessibility Laws and relating to any portion of the Premises. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s Agents harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents’ violation or alleged violation of Accessibility Laws. The obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

The Premises have not been issued a disability access inspection certificate or undergone inspection by a Certified Access Specialist (“CASp”). The following notice is given pursuant to California Civil Code Section 1938: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby agree that if Tenant elects to perform a CASp inspection of the Premises, Tenant will provide written notice to Landlord. The payment of the fee for the CASp inspection shall be borne by Tenant. The cost of making any repairs necessary to correction violations of construction-related accessibility standards within the Premises shall be allocated as provided in this Paragraph.

(d) Canine Policy. Tenant shall be permitted trained and obedient dogs within the Premises, subject to the following conditions:

(i) Prior to allowing any dog to access the Building, Tenant shall keep on file and provide a copy to the Landlord or the Property Manager a completed and executed copy of the “Dog Application Form” attached as Exhibit F hereto. Tenant shall enforce the provisions of the Dog Application Form against the occupants of the Premises.

(ii) Upon management’s request, Tenant shall facilitate and coordinate a management interview of any dog for which a Dog Application Form has been submitted. Any Dog Application Form applies solely to the particular dog identified therein, and does not extend to any other animal.

(iii) All dogs must be one year of age or older, and must weigh no more than 65 pounds at full growth. All dogs must be an approved breed. All dogs must be spayed or neutered and shall be licensed and vaccinated in accordance with local laws. Unless otherwise approved by management (which shall include a pet interview by management), the following breeds, or similar breeds/mixes, are not allowed within the Premises or the Project:

Akita	Pit Family	Bloodhound	Great Dane
Presia Canario	Bulldog	Rottwieler	Saint Bernard
Elkhound	Doberman	Mastiff

(iv) The maximum number of dogs within the Premises shall not exceed a number which exceeds one (1) dog for each thirty thousand (30,000) rentable square feet leased within the Premises.

(v) Dogs shall never be left unattended at the Premises and shall not be kenneled or otherwise remain in the Premises for periods longer than twelve (12) hours in any twenty-four (24) hour period. No dog shall annoy other occupants of the Project. Dogs may not be bathed or groomed within the Premises. No pet food or water may be left outside of the Premises.

(vi) Dogs are not permitted to be walked or held in Common Areas, except for purposes of ingress and egress to the Premises. Dogs must remain on leash when not within the Premises. Dogs must be taken to the perimeter of the Project for their toilet purposes. In no event shall any toilet boxes, “pee-pee pads” or dog waste of any kind exist in the Premises. All dog waste is to be removed immediately, sealed in plastic bags, and disposed into an exterior dumpster or trash can. Dog waste may not be disposed in a sink or toilet.

(vii) Tenant shall be charged, without the necessity of prior notice from Landlord, for any extra maintenance, janitorial or similar costs that are incurred by Landlord in connection with dogs within the Premises or Project, including but not limited to carpet cleaning, excrement removal, painting, wall repair, floor care, and landscape repair/replacement. Tenant’s indemnity obligation as set forth in the Lease shall include any claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from the presence of dogs in or about the Premises, the actions of any dogs, or any failure of Tenant or its employees to control such dogs.

(viii) Tenant shall abide by any additional rules and regulations established by Landlord.

(ix) Landlord may withdraw permission for any or all dogs immediately upon notice following any breach of the foregoing conditions, if Landlord determines that any such dog(s) are bothersome in any way or a nuisance to other occupants of the Project, or if revocation of permission is otherwise considered necessary by Landlord for the welfare of the Project

(e) Cafeteria. To the extent permitted by applicable Laws, Tenant may use a portion of the Premises for the operation of a cafeteria available solely to Tenant’s employees and not available to the general public (the “Cafeteria”). The Cafeteria shall be of a size permitted by applicable Laws, but in no event exceed 10% of the rentable area of the Premises.

(f) Patio Use. To the extent permitted by applicable Laws, Tenant is hereby granted a non-exclusive license to use a portion of the Common Area patio adjacent to the Premises as shown on Exhibit H (the “Patio Area”) subject to the following terms and conditions:

(i) Tenant may use the Patio Area as a seating and outdoor use area for its employees and visitors; provided, however, Landlord shall have no obligation to make any changes or improvements to the Patio Area to accommodate Tenant’s use. Tenant shall be permitted to provide patio furniture that includes tables, chairs, umbrellas, umbrella stands, trash receptacles and similar items, as may be allowed by the City of Pleasanton and approved by Landlord in its sole and absolute discretion. In no event shall any entertainment, music or amplified noise be allowed in the Patio Area except as approved in writing by Landlord in its sole discretion, including without limitation the parameters of the same (e.g. volume levels). In the event Landlord receives noise complaints respecting the Patio Area from third parties, then Tenant shall take such steps as reasonably requested by Landlord to reduce or eliminate the source of such noise complaints.

(ii) For purposes of Tenant’s insurance and indemnification obligations and use restrictions under this Lease, the Patio Area shall be deemed to be part of the Premises. Tenant shall keep the Patio Area neat and clean at all times and promptly repair any damage caused by it, its agents, employees, customers and invitees, and Tenant shall maintain and repair its furniture and equipment in the Patio Area in a safe, clean and presentable condition. Tenant shall keep the Patio Area free of trash and debris originating in the Premises. In the event Tenant fails to correct any deficiencies with respect thereto within a reasonable time following written notice from Landlord, Landlord shall have the right to “police” and clean such area for Tenant’s account, to ensure said area is maintained in a first-class, clean and orderly condition. In such event, Tenant hereby agrees to reimburse Landlord, as additional Rent, the cost of such services immediately upon demand. Tenant takes full responsibility for any damages incurred by any person as a result of the use of the Patio Area by Tenant its agents, employees, customers and invitees, and Tenant shall be solely responsible for the cost of any alterations or modifications required to make the Patio Area comply with any applicable Laws that become effective if the Patio Area is used by Tenant for the purposes permitted herein.

(iii) Tenant is not obligated to use the Patio Area and may cease using it at any time. Landlord may for good cause and upon not less than fifteen (15) days written notice require Tenant to cease using the Patio Area. For purposes of this provision, the term “good cause” shall include the following: (i) if the level or extent of such use should begin to constitute a nuisance; (ii) if such use causes, or may reasonably cause, physical damage to the Patio Area or the Project; (iii) if such use increases, or may reasonably increase, Landlord’s exposure to legal liability and/or increases the cost of Landlord’s liability insurance and Tenant fails to promptly reimburse Landlord for any such increases in cost; (iv) if such use repeatedly interferes with the use or enjoyment of the Project by other tenants or prospective tenants in the Project; (v) if such use is proscribed by any applicable governmental authority or if any such authority requires material physical changes to the Patio Area. Since no additional rent is being charged for the use of the Patio Area, Tenant shall not be entitled to any reduction of rent if it ceases to use the Patio Area for any reason.

(g) Roof Access. Tenant, at its sole cost and expense, shall have the non-exclusive right (it being understood that Landlord may grant, extend or renew similar rights to others) to install, maintain, and from time to time replace satellite dishes or other similar communication equipment and HVAC and ventilation equipment (“Rooftop Equipment”) on the roof of the Building, provided that prior to commencing any installation or maintenance, Tenant shall (i) obtain Landlord’s prior approval (not to be unreasonably withheld) of the proposed size, weight and location of the Rooftop Equipment and method for fastening the Rooftop Equipment to the roof, (ii) such installation and/or replacement shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof, (iii) use the Rooftop Equipment solely for its internal use, (iv) not grant any right to use of the Rooftop Equipment to any other party, and (v) obtain and maintain in effect, at Tenant’s sole cost and expense, insurance for the Rooftop Equipment and any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. Landlord may supervise any roof penetration related to the installation of a Rooftop Equipment. All installation, construction and maintenance shall be performed in accordance with the requirements of Paragraph 12 below and otherwise in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements imposed by Landlord. Tenant shall label each cable or wire placed by Tenant in the telecommunications pathways of the Building, with identification information as required by Landlord. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Rooftop Equipment. The Rooftop Equipment shall remain the property of Tenant, and Tenant may remove the Rooftop Equipment at its cost at any time during the Term. Tenant shall remove the Rooftop Equipment at Tenant’s cost and expense upon the expiration or termination of this Lease. The Rooftop Equipment, and any wires, cables or connections relating thereto, and the installation, maintenance and operation thereof shall in no way interfere with the operation of communications (including, but not limited to, other satellite dishes) or computer devices by Landlord or other tenants or occupants of the Project. If such interference shall occur, Landlord shall give Tenant written notice thereof and Tenant shall correct the same within twenty-four (24) hours of receipt of such notice. Landlord reserves the right to disconnect power to any Rooftop Equipment if Tenant fails to correct such interference within twenty-four (24) hours after such notice. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of a Rooftop Equipment, it being assumed that Tenant has satisfied itself thereof. Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord’s Agents from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Rooftop Equipment. Tenant’s obligations under this paragraph shall survive any termination of this Lease

10.	ACCEPTANCE OF PREMISES

(a) By accepting delivery of the Premises, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord or Landlord’s Agents as to the condition, use or occupancy which may be made thereof or the compliance of the Premises with applicable Laws, including Accessibility Laws. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

(b) Notwithstanding the provisions of Paragraph 10(a) above, Landlord shall cause the Building roof (structure and membrane) and the Building Systems (as defined in Paragraph 4(b)(ii)(A)(3)) to be in good working order on the Delivery Date. Any claims by Tenant under the preceding sentence shall be made in writing not later than twelve (12) months after the Delivery Date. In the event Tenant fails to deliver a written claim to Landlord on or before such date, then Landlord shall be conclusively deemed to have satisfied its obligations under this Paragraph 10(b). Landlord’s obligations under this Paragraph 10(b) shall specifically exclude any obligation to repair any damage caused to the mechanical, electrical and plumbing systems by Tenant or Tenant’s Agents.

11.	SURRENDER

On the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in broom-clean condition and in as good condition and repair as received (damage by acts of God, fire, condemnation, normal wear and tear, Hazardous Materials (other than those released or emitted by Tenant or Tenant’s Agents, alterations or other interior improvements which it is permitted to surrender at the termination of this Lease and repairs that Tenant is not responsible for under this Lease, excepted), and (b) otherwise in accordance with Paragraph 32(j). Normal wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including any marks or stains on any portion of the floors) any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. In addition, on or before the expiration or sooner termination of this Lease, Tenant, at Tenant’s expense, shall remove the following items and repair any damage caused by such removal: (i) all of Tenant’s Property (as defined in Paragraph 15(b)) and Tenant’s signage from the Premises, the Building or the Project; (ii) any Specialty Alterations constructed pursuant to the Work Letter and designated for removal by Landlord pursuant to the Work Letter; and (iii) subject to the provisions of Paragraph 12(d), any Specialty Alterations made by or on behalf of Tenant and designated by Landlord for removal at the time Landlord consented to such Specialty Alterations. Tenant’s removal and disposal of items pursuant to this Paragraph 11 must comply with the Building’s Sustainability Practices and the applicable Green Building Standards, if any. All Tenant Improvements and Alterations, except those which Landlord requires Tenant to remove, shall remain in the Premises as the property of Landlord. Any of Tenant’s Property not so removed by Tenant shall be governed by the provisions of California Civil Code Sections 1980 et seq. and 1993 et seq. governing the disposal of lost or abandoned property.

12.	ALTERATIONS AND ADDITIONS

(a) Tenant shall not make, or permit to be made, any alteration, addition or improvement (individually, an “Alteration” and collectively, the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which conflicts with the Construction Rules and Regulations or affects the structural portions of the Premises, the Building or the Project. Construction Rules and Regulations means Landlord’s standard rules and regulations relating to construction and alterations, as updated and revised from time to time. Notwithstanding the foregoing, Tenant shall have the right to make Alterations to the Premises with prior written notice to, but without the consent of, Landlord and without Landlord’s review or construction monitoring, provided that such Alterations (i) do not affect the structural portions of the Premises, the Building or the Project, (ii) materially and adversely affect the Building Systems, (iii) cannot be seen from the exterior of the Building, (iii) do not affect the roof membrane, (iv) do not cost in excess of Seventy-Five Thousand Dollars ($75,000.00) to construct and install, (v) are not Specialty Alterations as reasonably determined by Landlord, and (vi) are otherwise performed in full compliance with the remaining terms of this Paragraph 12 (“Permitted Alterations”).

(b) Any Alteration to the Premises shall be made at Tenant’s sole cost and expense, in compliance with all applicable Laws and all Construction Rules and Regulations, including, but not limited to, the requirements of any insurer providing coverage for the Premises, the Building or the Project or any part thereof. All Alterations shall be completed in accordance with plans and specifications approved in writing by Landlord (except in connection with Permitted Alterations), which approval shall not be unreasonably withheld, conditioned or delayed, and shall be constructed and installed in a good and workmanlike manner by a contractor approved in writing by Landlord (except in connection with Permitted Alterations), which approval shall not be unreasonably withheld, conditioned or delayed. No review by Landlord of such plans and specifications shall be deemed to create any liability of any kind on the part of Landlord or to constitute a representation on the part of Landlord or any professional consulted by Landlord in connection with such review and approval, that such plans and specifications are correct or accurate, or comply with applicable Laws. Tenant acknowledges and agrees that Tenant, at Tenant’s expense, is responsible for performing all accessibility and other work required to be performed in the Premises in connection with the Alterations, including, but not limited to, any “path of travel” or other work inside the Premises. If any such work is required in the Common Areas or elsewhere outside of the Premises, then such work shall be the responsibility of Landlord, the cost of which shall be included in Expenses to the extent permitted by Paragraph 4 above (and subject to Landlord’s obligations set forth in Section 4.2(c) of the Work Letter). Before Alterations may begin, valid building permits and any other required permits or licenses must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord shall have the right (but not an obligation) to monitor construction of the Alterations, and to require corrections of faulty construction or any material deviation from the plans for such Alterations as approved, and, except with respect to Permitted Alterations, Tenant shall reimburse Landlord for its actual, out-of-pocket, reasonable third party costs (including, but not limited to, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction; provided, however, that no such inspection shall be deemed to create any liability on the part of Landlord, or constitute a representation by Landlord or any person hired to perform such inspection that the work so inspected conforms with such plans or complies with any applicable Laws, and no such inspection shall give rise to a waiver of, or estoppel with respect to, Landlord’s continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans.

(c) Tenant (or Tenant’s general contractor) shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition, Tenant shall ensure that its contractors procure and maintain in full force and effect during the course of construction a commercial general liability, and if necessary, an umbrella liability policy of insurance naming Landlord Insureds as additional insureds. The minimum limit of coverage of such policy shall be not less than Three Million Dollars ($3,000,000.00) per occurrence and not less than Three Million Dollars ($3,000,000.00) per project aggregate (including damage to the Premises in the amount of Three Million Dollars ($3,000,000.00), and the commercial general liability policy shall contain a separation of insureds endorsement; provided, however, that trades and categories of vendors that typically maintain lower limits of liability coverage shall be permitted to maintain such lower limits. Products and completed insurance shall continue for a period at least equal to the statute of limitations.

(d) All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, but excluding Tenant’s Property, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property. Notwithstanding the preceding sentence, Landlord reserves the right to require Tenant to remove any or all Specialty Alterations upon the expiration or earlier termination of this Lease in accordance with Paragraph 11, provided that with respect to (i) the Tenant Improvements (as defined in Exhibit B hereto) Landlord has notified Tenant at the time Landlord approves the Final Space Plan that the same constitute Specialty Alterations and are required to be removed by Tenant at the expiration of the Lease Term, and (ii) any Alterations made subsequent to the Tenant Improvements Landlord notified Tenant at the time of Landlord’s consent to such Alteration(s) (or prior to the expiration or earlier termination of this Lease with respect to any Alterations made without Landlord’s consent) that the same constitute Specialty Alterations and are required to be removed by Tenant at the expiration of the Lease Term.

(e) Tenant shall not make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence such Alterations in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of the Alterations.

(f) Tenant is not expressly prohibited from using non-union labor; provided, however, in no event shall Tenant, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will cause any union labor conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Project. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such union labor interference or conflict to leave the Project immediately.

(g) Tenant shall not use or employ materials that are susceptible to the growth of mold, particularly in areas where moisture accumulation is common.

(h) All trash which may accumulate in connection with Tenant’s construction activities shall be removed by Tenant at its own expense from the Premises and the Building.

(i) Promptly following completion of any Alteration, Tenant shall (1) furnish to Landlord “as-built” plans therefor, (2) cause a timely notice of completion to be recorded in the Office of the Recorder of the County where the Premises are located, and (3) deliver to Landlord evidence of full payment and unconditional final waivers of all liens for labor, services, or materials.

(j) Without limiting the generality of the foregoing, if Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for use by Tenant and its employees, then the same shall be subject to the provisions of this Paragraph 12(j) (in addition to the other provisions of this Paragraph 12). Tenant shall install, maintain and operate the Wi-Fi Network so as not to cause any interference with other tenants in the Project or the normal operations of the Project, including, but not limited to, interference with other communications equipment in the Project. Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible, and in no event later than three (3) days following such occurrence, to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any Laws in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or the Project, including, but not limited to, Building Systems or Project systems or infrastructure which are required by reason of the installation, maintenance, repairs, operation or removal of Tenant’s Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and confirm Tenant’s compliance with the provisions of this Paragraph 12(j), Tenant shall reimburse Landlord for the costs incurred by Landlord in connection with Landlord’s retention of such professionals, the research of such interference issues, and confirmation of Tenant’s compliance with the terms of this Paragraph 12(j) within ten (10) days after the date Landlord submits to Tenant an invoice for such costs. Prior to the expiration or earlier termination of this Lease, Tenant shall remove the Wi-Fi Network from the Premises and restore the Premises and the Building to the same condition as before installation thereof.

(k) Notwithstanding anything in this Lease to the contrary, Tenant shall not have any obligation to remove any of the Tenant Improvements (as defined in Exhibit B hereto) or any Alterations upon the expiration or earlier termination of this Lease, except for any Specialty Alterations (as hereinafter defined) and where the same are identified as such by Landlord in writing at the time Tenant requests Landlord’s consent to such improvements, or, with respect to the Tenant Improvements, when Landlord approves the Final Space Plan. In this Lease, the term “Specialty Alterations” shall mean Alterations or Tenant Improvements that consist of the construction of improvements of a type that are unlikely to be used by future office or R&D tenants of the Premises and shall include any above- standard HVAC systems (not shall not include distribution).

13.	MAINTENANCE TO AND REPAIRS OF PREMISES

(a) Maintenance by Tenant. Throughout the Term, Tenant shall, at its sole expense, subject to Paragraphs 5(a) and 13(b) hereof, (1) keep and maintain in good order and condition the Premises and Tenant’s Property, (2) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises, and (3) maintain and replace all specialty lamps, bulbs, starters and ballasts. Tenant shall not do or allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project. Tenant, at its sole cost and expense, shall: (i) adopt and enforce good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around heating, ventilation and air conditioning systems and associated drains) for the prevention of moisture or mold (such measures, “Mold Prevention Practices”), and (ii) regularly monitor the Premises for the presence of mold and conditions reasonably expected to give rise to or be attributed to mold or fungus, including observed or suspected instances of water damage, condensation, seepage, leaks or other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the “Mold Conditions”). Tenant shall immediately notify Landlord in writing if it observes, suspects, or has reason to believe mold or Mold Conditions exist in, at, or about the Premises or a surrounding area.

(b) Maintenance by Landlord. Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share(s) of the cost and expense of the following items, Landlord shall repair and maintain the following: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Building Systems serving the Premises (excluding any specialty systems installed by or for Tenant); the exterior glass of the Building and routine maintenance, painting, sealing, patching and waterproofing of such the exterior walls of the Building, the Parking Areas and pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas and all other elements of the Common Areas. Subject to the Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, shall repair and maintain the following: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass, routine maintenance, painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord within thirty (30) days after demand for all costs and expenses incurred by Landlord in connection therewith. Tenant shall use reasonable efforts to report in writing to Landlord any defective condition known to it which Landlord is required to repair. In addition, Landlord shall perform and construct, at Landlord’s sole cost and expense, any repair, maintenance or improvement necessitated by the negligence or willful misconduct of Landlord or Landlord’s Agents.

(c) Tenant’s Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(l), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

14.	LANDLORD’S INSURANCE

Landlord shall purchase and keep in force a special causes of loss (all risk) property insurance covering the Building and the Project (including any Alterations) for the full replacement cost thereof (excluding the land, foundations, footings and other elements that are not customarily covered by “full replacement cost” insurance). Landlord may also purchase and maintain such additional insurance coverage as Landlord may from time to time deem prudent, or as may be required by Landlord’s lender, including commercial general liability insurance and insurance coverage against the risks of earthquake, flood damage, terrorism or other perils, and rental loss coverage. All insurance carried by Landlord shall be in such amounts, issued by such companies, and on such terms and conditions as Landlord may from time to time determine, and the premiums for all insurance maintained by Landlord from time to time shall be included in Insurance Expenses. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable property and commercial general liability insurance, covering the Building and the Project.

15.	TENANT’S INSURANCE

(a) Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a commercial general liability insurance policy covering the Premises, insuring Tenant, and naming Landlord and Landlord’s advisors, property managers and lenders as additional insureds (collectively, including Landlord, “Landlord Insureds”) against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum combined limit of coverage of such policies shall be in the amount of not less than Five Million Dollars ($5,000,000.00) per occurrence and annual aggregate. The commercial general liability policy shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a separation of insureds endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Five Million Dollars ($5,000,000.00). If the required coverage is maintained by an excess/umbrella policy, the insurance shall be excess over and no less broad than all coverages described herein. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than Twenty-Five Thousand Dollars ($25,000.00). Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry. Tenant’s commercial general liability insurance shall be written on ISO occurrence form CG 00 01 04 13 (or a substitute form providing equivalent coverage) and endorsed with an ISO CG 20 11 Additional Insured Endorsement listing Landlord Insureds as additional insureds, and an ISO CG 29 88 10 93 Waiver of Transfer of Rights of Recovery Against Others Endorsement to provide a waiver of subrogation as to Landlord Insureds.

(b) Personal Property Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures, cabling and equipment (collectively, “Tenant’s Property”) on the Premises, special causes of loss (all risk) property insurance in an amount equal to 100% of the full replacement cost thereof and including coverage for sprinkler leakage. The policy shall be issued on ISO form CP 1030 and shall not contain a deductible greater than Twenty-Five Thousand Dollars ($25,000.00). Landlord shall have no interest in the insurance upon Tenant’s Property and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant respecting Tenant’s Property. Landlord will not carry insurance on Tenant’s Property.

(c) Automobile Liability. Tenant shall, at Tenant’s expense, maintain automobile liability insurance including coverage on owned, hired, and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less than One Million Dollars ($1,000,000.00) per accident.

(d) Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of One Hundred Thousand Dollars ($100,000) per accident, and Five Hundred Thousand Dollars ($500,000) each employee by disease and One Hundred Thousand Dollars ($100,000) policy limit by disease) One Million Dollars ($1,000,000.00) per accident and disease. This insurance shall include a waiver of subrogation as to Landlord and Landlord Insureds.

(e) Business Interruption Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect Business Income and Extra Expense insurance with coverage equal to no less than twelve (12) months of Rent payable by Tenant under this Lease.

(f) General Requirements; Evidence of Coverage. All insurance policies required to be carried by Tenant under this Lease shall be issued by an insurance company qualified to do business in the state/commonwealth where the Premises are located for the issuance of such type of coverage and shall have a Best’s Financial Strength Rating of A- or better and a Best’s Financial Size Rating of XIII or better. Prior to Landlord granting access to the Premises to Tenant or Tenant’s Agents, Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder. Tenant shall, within ten (10) days prior to expiration of each policy, furnish Landlord with certificates of renewal thereof. Following the fifth (5th) anniversary of the Lease Date (and not more frequently than every five (5) years), Landlord may from time to time require reasonable increases in the types and/or limits of insurance to be carried by Tenant if Landlord believes that additional coverage is necessary or desirable and such limits are generally consistent with such coverages then required by landlords of comparable space in Comparable Buildings. If Tenant does not comply with the requirements of this Paragraph 15, Landlord may, at its option and at Tenant’s expense, purchase such insurance coverage to protect Landlord Insureds. The cost of such insurance shall be paid to Landlord by Tenant, as Additional Rent, within ten (10) days after demand.

(g) Vendors’ Insurance. In addition to the insurance Tenant is required to carry under this Lease, Tenant acknowledges that Landlord will require Tenant’s vendors and contractors entering the Building to carry such insurance as Landlord shall reasonably determine to be necessary, and satisfactory evidence of such insurance must be delivered to Landlord prior to entry into the Building by such vendors and contractors.

16.	INDEMNIFICATION

(a) Of Landlord. Subject to the terms of Paragraph 17, Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from (i) the use of the Premises, the Building or the Project by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises, the Building or the Project, and (ii) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (iii) any action or proceeding brought on account of any matter in items (i) or (ii); however, the foregoing indemnity shall not be applicable to the extent any claims arising by reason of the negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease. If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (A) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except to the extent such matters are caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (B) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16(a) shall survive any termination of this Lease.

(b) Of Tenant. Subject to the terms of Paragraph 17, Landlord shall indemnify and hold harmless Tenant and Tenant’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorney’s fees) arising from the gross negligence or willful misconduct of Landlord or Landlord’s Agents. If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant. The obligations of Landlord under this Paragraph 16(b) shall survive any termination of this Lease.

(c) No Impairment of Insurance. The foregoing indemnities shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

17.	SUBROGATION

Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby mutually waive any claim against the other party and the other party’s Agent(s) for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance carried or required to be carried by the respective parties, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party shall immediately notify its insurer, in writing, of the terms of these mutual waivers and have its insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

18.	SIGNS

(a) Monument Signage. Subject to Paragraph 18(c) below and approval from the City of Pleasanton, Tenant shall have the exclusive right to have its name listed on the monument sign for the Building (the “Monument Sign”). Although Landlord will maintain the Monument Sign, the cost of any such maintenance and repair associated with the Monument Sign shall be part of Expenses.

(b) Parapet Signage. Subject to Paragraph 18(c) below and approval from the City of Pleasanton, Tenant shall be entitled to up to two (2) tenant identification parapet signs containing Tenant’s name and/or logo, which two (2) signs shall be the exclusive parapet signage on the exterior of the Building (the “Parapet Signs”). The size, location, color and design of the Parapet Signs shall be subject to Landlord’s prior written approval, not to be unreasonably withheld and approval of the City of Pleasanton; provided, that, Tenant shall have the right to cause such signs to be the maximum size and prominence permitted by Law. Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Parapet Signage. Tenant shall maintain the Parapet Signage in good condition and repair, and all costs of maintenance and repair shall be borne solely by Tenant. Maintenance shall include, without limitation, cleaning and, if the Parapet Signage is illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with the Parapet Signage.

(c) General Requirements. Tenant shall not place or permit to be placed in, upon, or about the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Building without obtaining Landlord’s prior written consent (which consent for the Monument Sign and Parapet Signs shall not be unreasonably withheld, conditioned or delayed) or without complying with Landlord’s signage criteria, as the same may be modified by Landlord from time to time (the “Signage Criteria”) and without complying with all applicable Laws (including, without limitation, obtaining any required consent of the City of Pleasanton or any other public authorities having jurisdiction) and Private Restrictions. Without limiting the generality of the foregoing, Tenant must obtain Landlord’s written consent as to the design, size and color of the Monument Sign and Parapet Signs and the manner in which they are attached to the Project prior to fabrication and installation. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Landlord reserves the right to withhold consent to any sign that, in the good faith judgment of Landlord, is offensive, political or otherwise not harmonious with Class-A office buildings. Upon the expiration of the Term or sooner termination of this Lease or at such other time that any of Tenant’s signage rights are terminated pursuant to the terms of this Paragraph 18, Tenant shall remove any such signage and repair any damage or injury to the Premises, the Building or the Project caused thereby (including, if necessary, the replacement of any precast concrete panels), all at Tenant’s sole cost and expense. If any signs are not removed, or necessary repairs are not made, then Landlord shall have the right to remove and dispose of such sign(s) and repair any damage or injury to the Premises, the Building or the Project at Tenant’s sole cost and expense. In addition to any other rights or remedies available to Landlord, if Tenant erects or installs any sign in violation of this Paragraph 18, and Tenant fails to remove same within five (5) business days after notice from Landlord then Landlord may deliver to Tenant a second (2nd) written notice, which must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO PARAGRAPH 18 OF THE LEASE — FAILURE TO TIMELY REMOVE SIGNAGE WITHIN THREE (3) BUSINESS DAYS SHALL RESULT IN DAILY CHARGES.” If Tenant fails to remove such signage within such three (3) business day period, or erects or installs a similar sign in the future without Landlord’s consent, then Landlord shall have the right to charge Tenant a signage fee equal to $100.00 per day for each day thereafter that such sign is not removed or a similar sign is installed or erected in the future. Landlord’s election to charge such fee shall not be deemed to be consent by Landlord to such sign and Tenant shall remain obligated to remove such sign in accordance with Landlord’s notice.

19.	FREE FROM LIENS

Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law, the right but not the obligation, to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, but not limited to, attorneys’ fees) shall be payable to Landlord by Tenant within ten (10) days after demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens.

20.	ENTRY BY LANDLORD

Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except to provide regular services or in the case of an emergency, in which circumstances no notice shall be required), and subject to Tenant’s reasonable security arrangements, to inspect the same, to show the Premises to prospective purchasers, lenders or tenants (during the last nine (9) months of the Term only), to post notices of non-responsibility and ordinary “for sale” or “for lease” signs, to provide services, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction or constructive eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency. Landlord and Landlord’s Agents, except in the case of emergency, shall provide Tenant with one (1) business day notice prior to entry of the Premises. Any entry by Landlord and Landlord’s Agents shall not impair Tenant’s operations more than reasonably necessary, and except in emergency shall comply with Tenant’s reasonable security measures.

21.	DESTRUCTION AND DAMAGE

(a) Tenant shall give Landlord immediate notice of any damage to the Premises and/or the Building. If the Premises are damaged by fire or other perils covered by insurance carried by Landlord, Landlord shall, at Landlord’s option:

(i) In the event of total destruction of the Premises (which shall mean destruction or damage in excess of fifty percent (50%) of the Premises), elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its election within sixty (60) days after the date Landlord obtains actual knowledge of such destruction (the “Casualty Discovery Date”). If Landlord elects to terminate this Lease, such notice shall specify a termination date, which shall be no fewer than thirty (30) days or more than sixty (60) days after the date of such notice.

(ii) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding fifty percent (50%) of the Premises), and, in Landlord’s reasonable judgment, the damage to the Premises can be substantially repaired or restored to the condition existing immediately prior to such damage or destruction within two hundred seventy (270) days after the Casualty Discovery Date (when such repairs are made without payment of overtime or other premiums), Landlord shall commence and proceed diligently with the work of repair and restoration, in which event this Lease shall continue in full force and effect. If in Landlord’s reasonable judgment such repair and restoration requires longer than said two hundred seventy (270) day period, or, if the insurance proceeds to be received by Landlord are not sufficient to fully cover the cost of such repair and restoration, Landlord may elect either to repair and restore the Premises, in which event this Lease shall continue in full force and effect, or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its election within sixty (60) days after the Casualty Discovery Date. If Landlord elects to terminate this Lease, such notice shall specify a termination date, which shall be no fewer than thirty (30) days or more than sixty (60) days after the date of such notice.

(b) If the Premises are damaged by any peril not fully covered by insurance proceeds to be received by Landlord, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its election within sixty (60) days after the Casualty Discovery Date. If Landlord elects to terminate this Lease, such notice shall specify a termination date, which shall be no fewer than thirty (30) days or more than sixty (60) days after the date of such notice. Notwithstanding the foregoing, Landlord shall not have the right to terminate this Lease due to the unavailability of insurance proceeds (including due to an uninsured casualty or use of insurance proceeds to pay debt encumbering the Premises) unless (i) the shortfall in insurance proceeds exceeds five percent (5%) of the insurable value of the Building and (ii) Landlord does not intend to restore the damage in a manner that allows the Building to be used for the Permitted Use; provided, further, that, if Landlord seeks to terminate the Lease and clause (i) of the preceding sentence applies, then Tenant may void such termination by paying for any shortfall in insurance proceeds in excess of five percent (5%) of the insurable value of the Building.

(c) Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the right to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:

(i) If a significant portion of the Premises is damaged or destroyed during the last twelve (12) months of the Term.

(ii) Subject to the last sentence of Paragraph (b) above, any Superior Mortgagee or Superior Lessor shall require that insurance proceeds or any portion thereof be used to retire debt under any Superior Mortgage or shall terminate a Superior Lease (as all of such capitalized terms are defined in Paragraph 31).

(d) In the event of repair and restoration as herein provided, the Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration. Except as expressly provided in the immediately preceding sentence with respect to abatement of Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, but not limited to, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

(e) If Landlord is obligated to or elects to repair or restore the Premises as provided above, Landlord shall be obligated to repair or restore only the tenant improvements, if any, constructed by Landlord or Tenant in the Premises pursuant to the Work Letter or Alterations approved by Landlord, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense, Alterations which were not approved by Landlord.

(f) Tenant shall have the right to terminate this Lease (i) in the event of total destruction of the Premises (which shall mean destruction or damage in excess of fifty percent (50%) of the Premises) or (ii) in the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding fifty percent (50%) of the Premises), and, in Landlord’s reasonable judgment, the damage to the Premises cannot be substantially repaired or restored to the condition existing immediately prior to such damage or destruction within two hundred seventy (270) days after the Casualty Discovery Date (when such repairs are made without payment of overtime or other premiums).

(g) Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 21 shall govern exclusively in case of such destruction.

22.	CONDEMNATION

(a) If fifteen percent (15%) or more of the Premises or the Building or the Parking Areas for the Building or the Project is taken for more than one hundred eighty (180) consecutive days for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date possession must be surrendered to the condemning party. If fifteen percent (15%) or more of the Premises or the Parking Areas for the Building is taken for more than one hundred eighty (180) consecutive days and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable (in Tenant’s reasonable opinion) for the conduct of Tenant’s business operations, then Tenant shall have the right to terminate this Lease as of the date possession must be surrendered to the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation, whether permanent or temporary, or the repair or restoration of the Premises, the Building or the Project or the Parking Areas for the Building or the Project following such Condemnation, including, but not limited to, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the Parking Areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, the Building or the Project or the parking areas for the Building or the Project, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.

(b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord).

(c) If, as a result of any Condemnation, all or any part of the Premises is taken for one hundred eighty (180) consecutive days or less, then a proportionate abatement shall be made to Rent corresponding to the time during which, and to the portion of the floor areas of the Premises of which, Tenant is deprived on account of such Condemnation, as reasonably determined by Landlord, and Landlord shall be entitled to any and all compensation, damages, income, rent, awards or any interest therein whatsoever which may be paid in connection with any such temporary Condemnation.

23.	ASSIGNMENT AND SUBLETTING

(a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably as set forth below in this Paragraph 23, provided that Tenant is not then in Default under this Lease. Tenant shall not voluntarily or by operation of law assign or transfer any right or interest under this Lease, including, but not limited to, the right to initiate any collections, lawsuits, audits or other findings of fact.

(b) When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant, the nature and character of the business of the proposed assignee or subtenant, and the proposed assignee’s or subtenant’s proposed use of the Premises, and shall provide current and prior annual financial statements for the preceding three (3) years for the proposed assignee or subtenant, which financial statements shall be audited, or if audited financial statements are unavailable, such statements shall be certified by the chief financial officer of the proposed assignee or subtenant, and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, or, in the case of an assignment by operation of law, a copy of the proposed agreement that would affect the assignment, in all cases including all material terms and conditions thereof, and all other information reasonably requested by Landlord concerning the proposed sublease or assignment and the parties involved therein. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) if Tenant proposes to assign this Lease or sublet substantially all of the rentable area of the Premises for substantially the remainder of the Term, in each case other than in connection with a Permitted Transfer, terminate this Lease, (2) consent to the proposed assignment or sublease, or (3) refuse its consent to the proposed assignment or sublease, provided that (A) such consent shall not be unreasonably withheld so long as Tenant is not then in Default, and (B) in the case of a sublease, as a condition to providing such consent, Landlord may require attornment from the proposed subtenant on terms and conditions of the proposed sublease and as otherwise acceptable to Landlord. If Landlord elects to terminate this Lease as provided in the foregoing clause (1), then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, but not limited to, any claims for any compensation or profit related to such lease or occupancy agreement.

(c) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in a manner which, is in keeping with the then character and nature of all other tenancies in the Project, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Project, and whether such use would be prohibited by any other provision of this Lease, including any Rules and Regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and Project services than imposed by Tenant and (3) the creditworthiness and financial stability of the proposed assignee or subtenant. In any event, Landlord may withhold its consent to any assignment or sublease, if any one or more of the following circumstances apply: (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above, (ii) the portion of the Premises proposed to be sublet does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, (iii) the proposed subtenant or assignee is either a governmental or quasi-governmental agency or instrumentality thereof; (iv) the proposed subtenant or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed subtenant or assignee, either (x) occupies space in the Project at the time of the request for Landlord’s consent, or (y) is negotiating with Landlord or has negotiated with Landlord to lease space in the Project during the six (6) month period immediately preceding the date Landlord receives Tenant’s request for consent, and, in each case, Landlord has suitable available space in the Project; or (v) if the proposed subtenant or assignee is a Prohibited Person, as defined in Paragraph 47.

(d) If Landlord approves an assignment or subletting, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of any Transfer Premium received by Tenant. The term “Transfer Premium” means all rent, additional rent, and other consideration paid by an assignee or subtenant in excess of the Rent payable by Tenant under this Lease (on a rentable square foot basis, if less than the entire Premises is transferred), after deducting Permitted Transfer Costs. As used herein, “Permitted Transfer Costs” means the actual costs incurred and paid by Tenant for (i) any third party leasing commissions that are reasonable and customary for the market in which the Premises are located, (ii) any tenant improvement allowance paid by Tenant to the assignee or subtenant for improvements made in the Premises with Landlord’s approval or any improvements made to prepare the Premises for occupancy by such assignee or subtenant (including all related Landlord consent and review fees), (iii) attorneys’ fees paid in connection with the assignment or sublease and (iv) any consent for review fees paid to Landlord in connection with such assignment or sublease. If part of the consideration for such transfer shall be payable other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. If Tenant shall enter into multiple transfers, the Transfer Premium shall be calculated independently with respect to each transfer. The Transfer Premium due Landlord hereunder shall be earned and paid monthly, within five (5) days after Tenant receives any Transfer Premium from the transferee. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any transfer shall be found to be understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended or terminated without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in Default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. The provisions of this Paragraph (d) shall not apply to a Permitted Transfer.

(e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether the approval of Landlord, or any such guarantor or surety, has been obtained for any such assignment or subletting).

(f) Tenant shall pay Landlord’s reasonable fees (including, but not limited to, the fees and expenses of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.

(g) A consent to one assignment, subletting, occupancy or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupancy or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

(h) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after a Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. If a third party (other than an assignee of this Lease or a subtenant or occupant of the Premises) pays Landlord Rent (whether or not on behalf of Tenant) or otherwise performs obligations to be performed by Tenant under this Lease, Landlord’s acceptance of such Rent or performance shall not release Tenant from the further performance by Tenant of Tenant’s obligations under this Lease, but such third party, at Landlord’s option, shall be deemed to be Tenant’s alter ego with respect to this Lease and, in such event, Tenant and such third party shall be jointly and severally liable for Tenant’s obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

(i) References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees or others claiming under or through Tenant. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23.

(j) No assignment or sublease shall be binding on Landlord unless the proposed assignee or subtenant delivers to Landlord a fully executed counterpart of the assignment, sublease or other agreement that contains (1) in the case of an assignment, the assumption by the assignee of all obligations of Tenant under this Lease, or (2) in the case of a sublease, recognition by the subtenant of the provisions of this Paragraph 23 (including that such sublease is subject to this Lease and all of the terms, covenants and conditions contained in this Lease), and which assignment, sublease or other agreement shall otherwise be in form and substance satisfactory to Landlord, but the failure or refusal of a proposed assignee or subtenant to deliver such instrument shall not release or discharge such assignee or subtenant from the provisions and obligations of this Paragraph 23, and, at Landlord’s option, shall constitute a Default under this Lease. Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees and expenses) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar fee in connection with the proposed assignment or sublease.

(k) Notwithstanding any contrary provision in this Paragraph 23, Tenant may, without Landlord’s consent, assign this Lease or sublease all or any portion of the Premises to (i) an Affiliate of Tenant (other than pursuant to a merger or consolidation), (ii) a successor to Tenant by merger or consolidation, or (iii) a successor to Tenant by purchase of all or substantially all of Tenant’s stock or assets (a “Permitted Transfer”), provided that (A) Tenant is not then in Default, (B) at least ten (10) business days before the transfer, Tenant notifies Landlord of the transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, (C) in the case of an assignment pursuant to clause (i) or (iii) above, the assignee executes and delivers to Landlord, at least ten (10) business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes all of Tenant’s obligations hereunder, (D) in the case of an assignment pursuant to clause (ii) above, the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the transfer that is not less than Tenant’s Net Worth immediately before the transfer; and (E) the transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Paragraph 23. For purposes of this Paragraph 23(k), the term “Affiliate” means any corporation or other entity which controls, is controlled by, or is under common control with Tenant. The term “control” means ownership of more than fifty percent (50%) of all of the voting stock of a corporation or more than fifty percent (50%) of all of the legal and equitable interest in any other business entity. The term “substantially all of Tenant’s assets” shall mean at least ninety percent (90%) of such assets. A transfer of Tenant’s capital stock or other equity interests shall not be deemed an assignment, subletting or any other transfer of the Lease or the Premises.

24.	DEFAULT

(a) Tenant’s Default. The occurrence of any one of the following events shall constitute a default on the part of Tenant (“Default”):

(i) Failure to pay any installment of Base Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) business days after receipt from Landlord of written notice that the same is past-due;

(ii) A general assignment for the benefit of creditors by Tenant ;

(iii) The filing of a voluntary petition in bankruptcy by Tenant, the filing by Tenant of a voluntary petition for an arrangement, the filing by or against Tenant of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition in bankruptcy by the creditors of Tenant, said involuntary petition remaining undischarged for a period of sixty (60) days;

(iv) Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

(v) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30 or 31 or 42, and/or failure by Tenant to deliver to Landlord any financial statement as required by Paragraph 40;

(vi) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provisions of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

(vii) Failure of Tenant to provide a replacement Letter of Credit to restore the Letter of Credit to the amount and within the time period provided in Paragraph 7 above;

(viii) Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as Defaults in subparagraphs (i) through (vii) or any other subparagraphs of this Paragraph 24, which shall be governed by the notice and cure periods set forth in such other subparagraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion;

(ix) Chronic Overuse by Tenant or Tenant’s Agents of the number of undesignated parking spaces set forth in the Basic Lease Information. “Chronic Overuse” means documented use by Tenant or Tenant’s Agents of a number of parking spaces greater than the number of parking spaces set forth in the Basic Lease Information more than three (3) times during any twelve (12) month period after written notice by Landlord;

(x) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease;

(xi) Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within ten (10) days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof.

Tenant agrees to notice and service of notice as provided for in this Lease. Tenant agrees that any notice given by Landlord pursuant to this Paragraph 24 above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161. Tenant waives any right to any other or further notice or service of notice which Tenant may have under any applicable Laws now or hereafter in effect, and agrees that Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

(b) Landlord’s Default. If Landlord fails to perform its obligations under this Lease, Landlord shall not be in default unless Landlord fails to perform such obligations within thirty (30) days after written notice by Tenant to Landlord specifying the nature of the obligations Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord’s obligations under this Lease by reason of floods, earthquakes, lightning, or any other acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain permits, utilities or materials, or by any other reason beyond Landlord’s reasonable control, or if Landlord enters the Premises or makes any Alterations to the Premises, the Building or any portion thereof pursuant to this Lease, then, except as may otherwise expressly be provided in this Lease, no such inability or delay by Landlord and no such entry or work by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability on Landlord or Landlord’s Agents. Notwithstanding any provision of this Lease to the contrary, Tenant’s sole remedy for a default of this Lease by Landlord shall be an action for damages, injunction or specific performance; Tenant shall have no right to terminate this Lease on account of any breach or default by Landlord.

25.	LANDLORD’S REMEDIES

(a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may terminate this Lease immediately and all rights of Tenant hereunder by giving written notice of termination to Tenant. If Landlord elects to terminate this Lease, then Landlord may recover from Tenant:

(i) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of termination; plus

(ii) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the Term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom; plus

(v) such reasonable attorneys’ fees and expenses incurred by Landlord as a result of a Default, and court costs in the event suit is filed by Landlord to enforce such remedy; and plus

(vi) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

(vii) As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to eight percent (8%) per annum or the maximum rate permitted by applicable Laws, whichever is less. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

(b) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises will not constitute the termination of Tenant’s right to possession of the Premises.

(c) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(d) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(e) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only be effective upon a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the subtenant of its election so to do within five (5) business days after such surrender.

26.	LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

(a) Without limiting Landlord’s rights and remedies under this Lease, if Tenant shall Default under this Lease, Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant, perform any such term, provision, covenant, or condition, or make any such payment, and by doing so Landlord shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.

(b) If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall pay to Landlord within thirty (30) days after demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) eight percent (8%) per annum, or (ii) the highest rate permitted by applicable Laws.

27.	ATTORNEYS’ FEES

(a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, but not limited to, court costs, expert fees and costs and attorneys’ fees and disbursements. In addition to other circumstances, a party shall be deemed to have prevailed in any such action if such action is dismissed upon the payment by the other party of the sums allegedly due or the performance of obligations allegedly not complied with, or if such party obtains substantially the relief sought by it in the action, irrespective of whether such action is prosecuted to judgment. The reasonable costs to which the prevailing party is entitled shall include costs of investigation, copying costs, electronic discovery costs, electronic research costs, telephone charges, mailing and delivery charges, information technology support charges, consultant and expert witness fees and costs, travel expenses, court reporter fees, transcripts of court proceedings not ordered by the court, mediator fees and attorneys’ fees incurred in discovery and contempt proceedings. Tenant shall also pay all attorneys’ fees and costs Landlord incurs in defending this Lease or otherwise protecting Landlord’s rights in any voluntary or involuntary bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease, including all motions and proceedings related to relief from an automatic stay, lease assumption or rejection, use of cash collateral, claim objections, disclosure statements and plans of reorganization. The non-prevailing party shall also pay the attorneys’ fees and costs incurred by the prevailing party in any post-judgment proceedings to collect and enforce the judgment. The covenant in the preceding sentence is separate and several and shall survive the merger of this provision into any judgment in connection with this Lease.

(b) Without limiting the generality of Paragraph 27(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant shall pay Landlord’s actual attorneys’ fees and expenses, regardless of the fact that no legal action may be commenced or filed by Landlord.

28.	TAXES

Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant’s Property or Alterations made by or on behalf of Tenant. If any Alteration installed by or on behalf of Tenant or any of Tenant’s Property is assessed and taxed with the Project or the Building, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.

29.	EFFECT OF CONVEYANCE

The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale or other transfer of the Building or the Project and the written assumption of this Lease by such transferee, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser or other transferee at any such sale or other transfer, that the purchaser or other transferee of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

30.	TENANT’S ESTOPPEL CERTIFICATE

From time to time, within ten (10) days after receipt by Tenant of a written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an estoppel certificate in substantially the form attached hereto as Exhibit D or such other commercially reasonable form as may be requested by any prospective lender or purchaser of the Project or any portion thereof. Any such estoppel certificate may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of (or holder of a deed of trust encumbering) Landlord’s interest or assignee of any mortgage or deed of trust upon Landlord’s interest in the Premises. If Tenant fails to provide such estoppel certificate within ten (10) days after receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such estoppel certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee or deed of trust holder. In addition, without waiving any other rights or remedies, if Tenant fails to provide such estoppel certificate within ten (10) days after receipt by Tenant of a written request by Landlord, then Landlord may deliver to Tenant a second (2nd) written request, which must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO PARAGRAPH 30 OF THE LEASE — FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DAILY CHARGES.” If Tenant fails to provide such estoppel certificate within such five (5) business day period, then Landlord may charge Tenant an administrative fee of Five Hundred Dollars ($500.00) for each day that Tenant fails to provide such estoppel certificate after such five (5) business day period.

31.	SUBORDINATION

At the option of Landlord, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages or deeds of trust which may now or hereafter affect the Building, the Project or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages or deeds of trust shall also cover other land, buildings or leases, to each and every advance made or hereafter to be made under such mortgages or deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages or deeds of trust and spreaders and consolidations of such mortgages or deeds of trust. The lessor under a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee.” This Paragraph shall be self-operative and no further instrument of subordination shall be required. Within ten (10) business days after request therefore, Tenant shall execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination.

If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called “Successor Landlord”), then at the election of such Successor Landlord, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may request to evidence such attornment. In such event, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest); or (d) be liable or responsible for the retention, application or return of the Security Deposit, unless and until Successor Landlord actually receives the full amount of the Security Deposit for its own account.

Landlord represents and warrants that, as of the Lease Date, there are no Superior Leases or Superior Mortgages affecting the Building or the Project. Notwithstanding the foregoing provisions of this Paragraph 31, if a Superior Lease or Superior Mortgage is hereafter placed against or affecting any or all of the Building or the Premises or any or all of the Building and improvements now or at any time hereafter constituting a part of or adjoining the Building, subordination of this Lease to such Superior Lease or Superior Mortgage shall be conditioned on a commercially reasonable non-disturbance agreement.

32.	ENVIRONMENTAL COVENANTS

(a) Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit G and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial Disclosure Certificate is true and correct and accurately describes the Hazardous Materials which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant’s Agents. Tenant shall, on each anniversary of the Commencement Date and at any time Tenant is required to notify (or seek approval from) the applicable governmental authorities in connection with the manufacture, treatment, use or storage on or about the Premises of new or additional Hazardous Materials which were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as Exhibit G or in such updated format as Landlord may reasonably require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use or storage of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to reasonably approve or disapprove such new or additional Hazardous Materials; provided, however, the foregoing shall not apply to the use or storage by Tenant, in the ordinary course of Tenant’s business, of new or additional Hazardous Materials that have the same, or substantially similar, Hazardous Materials Identification System (HMIS) rating and in similar quantities as previously approved Hazardous Materials (hereafter, “Like Kind Materials”). Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate, Like Kind Materials, or as otherwise approved by Landlord in writing in accordance with this Paragraph 32(a).

(b) As used in this Lease, the term “Hazardous Materials” means (i) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law; (ii) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (iii) polychlorinated biphenyls (PCBs); (iv) asbestos and asbestos containing materials (whether friable or non-friable); (v) lead and lead based paint or other lead containing materials (whether friable or non-friable); (vi) urea formaldehyde; (vii) microbiological pollutants; (viii) batteries or liquid solvents or similar chemicals; (ix) radon gas; and (x) mildew, fungus, mold, bacteria and/or other organic spore material.

(c) As used in this Lease, the term “Environmental Laws” means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, including, but not limited to, the: Comprehensive

Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. “Environmental Laws” shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material. “Environmental Laws” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.

(d) As used in this Lease, the term “Project’s Sustainability Practices” means the operations and maintenance practices for the Project, whether incorporated into the Rules and Regulations, Construction Rules and Regulations, separate written sustainability policies or otherwise reasonably implemented by Landlord with respect to the Project, as the same may be revised from time to time, addressing, among other things: energy efficiency; energy measurement and reporting; water usage; recycling, composting, and waste management; indoor air quality; and chemical use.

(e) As used in this Lease, the term “Green Building Standards” means one or more of the following: the U.S. EPA’s Energy Star® Portfolio Manager, the Green Building Initiative’s Green Globes™ building rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED®) building rating system, the ASHRAE Building Energy Quotient (BEQ), the Global Real Estate Sustainability Benchmark (GRESB), or other standard for high performance buildings adopted by Landlord with respect to the Building or the Project, as the same may be revised from time to time.

(f) Tenant will: (i) not (A) permit Hazardous Materials to be present in, on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s business or for normal quantities of cleaning and other business supplies customarily used and stored in an office, (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project; (ii) comply with all Environmental Laws relating to the use of Hazardous Materials in, on or about the Premises and not engage in or permit others to engage in any activity at the Premises in violation of any Environmental Laws; and (iii) immediately notify Landlord of (a) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Premises, Building or Project relating to any Hazardous Materials or under any Environmental Laws or (b) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 32.

(g) If Tenant’s use of Hazardous Materials in, on or about the Premises results in a release, discharge or disposal of Hazardous Materials in, on, at, under, or emanating from, the Premises, the Building, or the Project, Tenant shall investigate, clean up, remove or remediate such Hazardous Materials in full compliance with the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws.

(h) Upon reasonable notice to Tenant, Landlord may enter the Premises for the purposes of inspection and testing to determine whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(i) Tenant shall upon the expiration or earlier termination of this Lease remove from the Premises all Hazardous Materials used by Tenant or Tenant’s Agents in the Premises, which such removal shall be in compliance with all Environmental Laws. Tenant’s obligations and liabilities pursuant to this Paragraph 32 shall be in addition to any other surrender requirements in this Lease and shall survive the expiration or earlier termination of this Lease. If Landlord determines that the condition of all or any portion of the Premises, the Building, and/or the Project is not in compliance with this Paragraph 32 at the expiration or earlier termination of this Lease due to the business or activities of Tenant, or Tenant’s Agents, then, at Landlord’s election, Landlord may require Tenant to hold over possession of the Premises until Tenant has satisfied its obligations pursuant to this Paragraph 32. Any such holdover by Tenant will not be terminable by Tenant prior to Landlord’s determination that Tenant has satisfied its obligations pursuant to this Paragraph 32 and will otherwise be subject to the provisions of Paragraph 35 of this Lease.

(j) Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including loss in value of the Premises, the Building, and/or the Project, damages due to loss or restriction of rentable or usable space, and damages due to any adverse impact on marketing of the Premises, the Building, and/or the Project, and any and all sums paid for settlement of claims), liabilities and expenses (including, but not limited to, attorneys’, consultants’, and experts’ fees) incurred by Landlord during or after the Term of this Lease and attributable to (i) any Hazardous Materials introduced, in, on, under or about the Premises, the Building and/or the Project by Tenant or Tenant’s Agents, or resulting from the action or inaction of Tenant or Tenant’s Agents, or (ii) Tenant’s breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.

(k) Tenant acknowledges that the Building is or may be in the future certified/rated pursuant to or operated to meet one or more Green Building Standards. As and when requested by Landlord during the Term, Tenant shall provide Landlord (in the format requested by Landlord and reasonably necessary or desirable to comply with the requirements of the applicable Green Building Standards or any commissioning or re-commissioning of Building Systems) with any non-confidential data concerning Tenant’s energy consumption, water consumption, waste recycling, and the operation of Building Systems. Such data may include, but shall not be limited to (but only to the extent it is not confidential, as reasonably determined by Tenant), Tenant’s operating hours, the number of on-site personnel, the types of equipment used at the Building (including computer equipment, if applicable), office supply purchases, light bulb purchases, waste and recycling manifests, cleaning product materials (both chemicals and paper products), as applicable, and energy use and cost. Landlord shall have no liability to Tenant if, once obtained, any such Green Building Standards rating or certification lapses and is not reinstated by Landlord.

(l) Tenant and Tenant’s Agents shall comply with the Project’s Sustainability Practices and the applicable Green Building Standards, if any; provided, however, that in no event shall such practices or certification requirements or the foregoing restriction have the effect of interfering (other than to a de minimis extent) with Tenant’s conduct of business at the Premises in a manner consistent with the Permitted Use or result in additional cost to Tenant (other than to a de minimis extent). Tenant shall not materially, adversely affect (as reasonably determined by Landlord) the indoor air quality of the Premises or the Building, including, but not limited to, by the type of equipment, furniture, furnishings, fixtures or personal property that is brought into the Premises, the materials used in the construction of any tenant improvements or Alterations in the Premises, the cleaning supplies used in the maintenance of the Premises, or the violation of any non-smoking policy adopted by Landlord.

(m) Landlord and Tenant agree to share data needed for third party rating systems such as LEED, GRESB and ENERGY STAR, and Tenant agrees that Landlord may provide data from Tenant to Landlord’s consultants, lenders or prospective lenders, purchasers or prospective purchasers, or other third parties having a reasonable need to know such information.

(n) Landlord represents and warrants that to its actual knowledge, without duty of investigation, the Premises and the Building do not currently suffer from any violation of any Environmental Laws. Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for the clean-up, monitoring or remediation of, and shall not be required to indemnify Landlord against any claims, losses, liabilities or expenses resulting from, any Hazardous Materials placed on or about the Premises by parties other than Tenant or Tenant’s agents, advisors, employees, partners, shareholders, directors, and independent contractors.

(o) If (i) Tenant is prevented from using all or part of the Premises as a result of any Hazardous Materials in, on or about the Premises or the Project (whether because of a direct interference with Tenant’s use of the Premises or because, considering the nature and amount of the substances involved, Tenant reasonably determines that the presence of such Hazardous Materials presents a health risk to the occupants of the Premises) (an “Environmental Interruption”), (ii) such Environmental Interruption continues for five (5) consecutive Business Days after Landlord’s receipt of notice thereof from Tenant and (iii) such Environmental Interruption was not caused by the use, storage, treatment, transportation, release or disposal of any Hazardous Materials on or about the Project by Tenant or any Tenant Parties, then the Base Rent and Additional Rent payable under this Lease shall be equitably abated or reduced for such time that Tenant continues to be prevented from using the entirety of the Premises in the proportion that the Rentable Area affected by the Hazardous Materials condition bears to the total Rentable Area of the Premises provided, however, that in the event such interruption is not due to Landlord’s negligence or willful misconduct, then such abatement shall only apply to the extent Landlord collects proceeds under any policy of rental-loss insurance the cost of which has been included in Operating Expenses and the proceeds from which are allocable to the Premises. In addition, if (1) Tenant is prevented from using a material part of the Premises as a result of an Environmental Interruption, (2) such Environmental Interruption continues for one (1) year, and

(3) such Environmental Interruption was not caused by the use, storage, treatment, transportation, release or disposal of any Hazardous Materials on or about the Project by Tenant or any Tenant Parties, then Tenant may, as its sole and exclusive remedy, terminate this Lease, by giving written notice to Landlord at any time prior to the date the Environmental Interruption has been remedied.

(p) The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

33.	NOTICES

Except as expressly provided herein or in Paragraph 20 to the contrary, all notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery, or by nationally recognized overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit for overnight delivery with a nationally recognized overnight courier that provides a receipt, or on the third (3rd) business day following deposit in the United States mail in the manner described above. In no event shall either party use a post office box or other address which does not accept overnight delivery. Notwithstanding the foregoing, notices from Landlord regarding general Building operational matters may be sent via e-mail to the e-mail address(es) provided by Tenant to Landlord for such purpose.

34.	WAIVER

The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

35.	HOLDING OVER

Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to one hundred fifty percent (150%) of the Base Rent last due under this Lease (but in no event less than the fair market rental value for the Premises as reasonably determined by Landlord), plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 32(i), Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, but not limited to, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease all or any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs. Notwithstanding the foregoing, Tenant may holdover for a period not to exceed sixty (60) days following the expiration of this Lease at a rental rate equal to the one hundred fifty percent (150%) of the Base Rent last due under this Lease, plus Additional Rent, and otherwise on the terms and conditions herein specified, so far as applicable, but such holdover shall not constitute a Default or be subject to the indemnification obligations set forth in this Paragraph so long as Tenant provides Landlord with at least six (6) months prior written notice of its intent to so holdover.

36.	SUCCESSORS AND ASSIGNS

The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto.

37.	TIME

Time is of the essence of this Lease and each and every term, condition and provision herein.

38.	BROKERS

Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker, except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, costs and expenses, including attorneys’ fees and expenses, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission or other compensation in connection with this Lease as a result of the actions of the indemnifying party.

39.	LIMITATION OF LIABILITY

In the event of any default or breach by Landlord under this Lease or any claim arising in connection with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Premises, the Building, or the Project, Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest in the Building of the then-current Landlord or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), and such liability shall extend to any rental, sales or insurance proceeds received by Landlord or the Landlord Parties (but subject to the foregoing limitation). “Landlord Parties” means, collectively, Landlord, its partners, shareholders, officers, directors, employees, members, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability in connection with this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord’s and Landlord Parties’ present and future members, managers, partners, beneficiaries, officers, directors, trustees, shareholders, advisors, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member or manager of Landlord (if Landlord is a limited liability company) or trustee or beneficiary of Landlord (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor any Landlord Parties shall be liable under any circumstances for, and Tenant hereby waives and releases Landlord and Landlord Parties from, all liability for punitive, special or consequential damages arising under or in connection with this Lease, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill, loss of use, or any other injury or damage to, or interference with, Tenant’s business, in each case, however occurring. The provisions of this paragraph shall apply only to Landlord and Landlord Parties and shall not be for the benefit of any insurer.

40.	FINANCIAL STATEMENTS

Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

41.	RULES AND REGULATIONS

Tenant shall comply, and shall cause Tenant’s Agents to comply, with the rules and regulations attached hereto as Exhibit D, along with any reasonable modifications, amendments and supplements thereto, and such reasonable rules and regulations as Landlord may adopt in the future, from time to time, for the orderly and proper operation of the Building and the Project (collectively, the “Rules and Regulations”). The Rules and Regulations may include, but shall not be limited to, regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish. The then-current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Notwithstanding anything to the contrary contained in this paragraph, if any future modification, amendment or supplement to the Rules or Regulations are in conflict with any term, covenant or condition of this Lease, then this Lease shall prevail, and, Tenant shall not be required to comply and such future modification, amendment or supplement to the Rules or Regulations which unreasonably interferes with Tenant’s use of the Premises or Tenant’s parking rights or materially increase the obligations or decrease the rights of Tenant under this Lease. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations. The Rules and Regulations shall be uniformly applied without discrimination; provided, however, that nothing contained herein shall prevent Landlord from waiving any of the Rules and Regulations for individual tenants in the exercise of its good faith business judgment, any such waiver shall not waive the applicability or enforceability of such rule or regulation as to any other tenant.

42.	MORTGAGEE PROTECTION

(a) Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, condition or delay its consent to such modifications, provided such modifications do not materially adversely affect Tenant’s rights or materially increase Tenant’s obligations under this Lease.

(b) Rights to Cure. Tenant shall give to any trust deed or mortgage holder (“Holder”), by a method provided for in Paragraph 33 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default, or if such default cannot be cured without Holder pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete proceedings to appoint a receiver, provided Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

43.	PARKING

(a) Subject to Tenant’s compliance with Landlord’s parking rules and regulations from time to time in effect, Tenant shall have a license to use for the parking of its employees’ and Visitors’ standard size passenger automobiles, small pick-up trucks, vans and SUVs the number of parking spaces set forth in the Basic Lease Information in the Parking Areas. Tenant’s allocated spaces shall be non-exclusive and undesignated; provided however, Landlord shall designate five (5) spaces as “Visitor” and one (1) space as “Employee of the Month.” The initial location of such designated spaces shall be as shown on Exhibit E, subject to relocation by Landlord to a mutually reasonably approved location within reasonable proximity to the Building. Landlord shall not be required to enforce Tenant’s right to use such parking spaces, and the number of parking spaces allocated to Tenant shall be reduced on a proportionate basis if any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation (as hereinafter defined) or casualty event affecting such Parking Areas or any modifications made by Landlord to such Parking Areas required by applicable Law. All spaces will be on a first-come, first-served basis in common with other tenants of and Visitors to the Project. Tenant’s license to use such parking spaces shall be subject to such terms, conditions, rules and regulations as Landlord or the operator of the Parking Area may impose from time to time, but without the imposition of a parking charge.

(b) Each vehicle shall, at Landlord’s option, bear a permanently affixed and visible identification sticker provided by Landlord. Tenant shall not and shall not permit its Agents to park any vehicles in locations other than those specifically designated by Landlord for Tenant’s use. The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever, and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Except in connection with an assignment of this Lease, Tenant shall not assign any of its rights hereunder and if an attempted assignment is made, it shall be void.

(c) Tenant recognizes and agrees that visitors, clients and/or customers (collectively “Visitors”) to the Project and the Premises must park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors, and Tenant shall ask its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant’s Visitors. Tenant shall ask its Visitors to comply with and abide by Landlord’s or Landlord’s parking operator’s rules and regulations governing the use of such Visitors’ parking.

(d) If any tax, surcharge or fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay such tax, surcharge or fee as Additional Rent, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).

(e) Landlord represents that as of the Lease Date the Project is currently served by seven (7) carpool spaces and twelve (12) alternative fuel spaces designated in close proximity to the Building. Landlord shall, with reasonable promptness, install thirteen (13) additional electric vehicle charging stations at the Project, for a total of twenty-one (21) electric vehicle charging stations, two (2) of which shall be reserved for the exclusive use of Tenant and shall be separately metered to Tenant.

44.	ENTIRE AGREEMENT; NO ORAL MODIFICATION; JOINT AND SEVERAL LIABILITY

This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. This Lease may not be changed orally, and no amendment or modification of this Lease shall be binding or valid unless expressed in writing and executed and delivered by Landlord and Tenant in the same manner as the execution of this Lease.

45.	INTEREST

Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within three (3) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the lesser of (a) eight percent (8%) per annum or (b) an annual rate equal to the maximum rate of interest permitted by applicable Laws. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.

46.	GOVERNING LAW; CONSTRUCTION

This Lease shall be construed and interpreted in accordance with the laws of state in which the Premises are located. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease is finally determined by a court of competent jurisdiction or by arbitration, to be illegal or unenforceable, such determination shall not affect any other provision of this Lease, and all such other provisions shall remain in full force and effect.

47.	REPRESENTATIONS AND WARRANTIES OF TENANT

Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or earlier termination of this Lease.

(a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises are located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

(b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

(c) (i) Tenant is not in violation of any Anti-Terrorism Law;

(ii) neither Tenant or any holder of any direct or indirect equitable, legal or beneficial interest in Tenant is, as of the date hereof:

(A) conducting any business or engaging in any transaction or dealing with any Prohibited Person, or any “forbidden entity” (as defined in Illinois Public Act 094-0079), including the governments of Cuba, Iran, Sudan, North Korea and Syria and, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person or forbidden entity;

(B) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(C) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(iii) neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered a material Default under this Lease.

As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including, but not limited to, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, Title 3 of the USA Patriot Act, Illinois Public Act 094-0079, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treasury.gov/ofac/downloads/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

48.	NAME OF BUILDING

If Landlord chooses to change the name or address of the Building and/or the Project, such change shall not affect in any way Tenant’s obligations under this Lease, and, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change.

49.	SECURITY

(a) While Landlord may in its sole and absolute discretion engage security personnel to patrol the Building or the Project, Landlord is not obligated to do so, and is not providing any security services for the Premises. Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any bodily injury, loss by theft or any other damage suffered or incurred by Tenant or Tenant’s Agents in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.

(b) Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project, and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. In the event of the exercise by Landlord or Landlord’s Agents of any such security measures, Landlord shall endeavor to notify Tenant’s Director of Facilities of such measures as soon as is reasonably possible under the circumstances. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

50.	GOVERNING LAW; WAIVER OF TRIAL BY JURY; JUDICIAL REFERENCE; CONSENT TO VENUE.

(a) This Lease shall be construed and enforced in accordance with the Laws of the State of California.

(b) THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY. IF THE JURY WAIVER PROVISIONS OF THIS PARAGRAPH 51 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY:

(c) It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Paragraph 27 above. The venue of the proceedings shall be in the county in which the Premises are located. Within ten (10) days after receipt by any party of a written request to resolve any dispute or controversy pursuant to this Paragraph 51(c), the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such ten (10) day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Paragraph 51(c). In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (i) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (ii) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Paragraph 51(c) shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

(d) IN ADDITION, IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (i) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, AND (ii) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW.

(e) The provisions of this Paragraph 50 shall survive the expiration or earlier termination of this Lease.

51.	RECORDATION

Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and any recording thereof shall make this Lease null and void at Landlord’s election.

52.	RIGHT TO LEASE

Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole judgment shall determine to best promote the interest of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy or not occupy any space in the Project.

53.	FORCE MAJEURE

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage, and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by Force Majeure. Notwithstanding the foregoing, the Outside Delivery Date shall not be subject to adjustment for Force Majeure.

54.	QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, subject to the covenants and conditions set forth in this Lease and to the rights of any Superior Lessors and Superior Mortgagees.

55.	ACCEPTANCE

This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. No contractual or other rights shall exist between Landlord and Tenant with respect to the Premises until both have executed and delivered this Lease, notwithstanding that deposits have been received by Landlord and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. Further, if Tenant fails to deliver to Landlord any Security Deposit and/or Prepaid Rent within five (5) business days after the due date specified herein, Landlord may elect to terminate this Lease by giving written notice of such termination to Tenant at any time prior to Landlord’s receipt of any required Security Deposit and Prepaid Rent. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Tenant to lease or otherwise create any interest on the part of Tenant in the Premises.

56.	NO SETOFF

This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and, except as otherwise provided herein, Tenant shall not be entitled to any setoff, offset, abatement or deduction of Rent if Landlord fails to perform its obligations hereunder.

57.	OPTIONS TO EXTEND

(a) Grant of Extension Option. Subject to the terms and conditions set forth in this Paragraph 57, Landlord hereby grants Tenant two (2) successive options (each, an “Extension Option”) to extend the Term of this Lease for an additional period of five (5) years (the “Extension Term”).

(i) An Extension Option may be exercised only by Tenant giving Landlord irrevocable and unconditional written notice (the “Option Notice”) thereof not less than two hundred seventy (270) days or more than three hundred sixty-five (365) days prior to the date on which the Extension Term will commence, the time of such exercise being of the essence. The Option Notice must be given as provided in Paragraph 33 above.

(ii) An Extension Option shall be exercised, if at all, only with respect to the entire Premises.

(iii) Tenant’s possession of the Premises during an Extension Term shall be upon all of the terms and conditions contained in this Lease, except as follows:

(A) The Base Rent payable during the Extension Term shall be the Prevailing Market Rate (as defined below) of the Premises as of the commencement of the Extension Term.

(B) If the second Extension Option is exercised, then there shall be no further extension options.

(C) Tenant shall accept the Premises during an Extension Term in their then existing condition, without any obligation of Landlord to re-paint, re-carpet, remodel, or otherwise alter the Premises, or to provide a tenant improvement allowance.

(D) During an Extension Term, the Base Year respecting the Premises shall be adjusted to the calendar year in which the Extension Term commences.

(b) Prevailing Market Rate. As used in this Lease, the phrase “Prevailing Market Rate” means the amount that a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would agree upon at arm’s length as Base Rent for the Premises for the Extension Term, as of the commencement of the Extension Term. The Prevailing Market Rate shall be based upon non-sublease, non-encumbered, non-equity lease transactions in the Building and in Comparable Buildings (“Comparison Leases”), and may include annual or other periodic increases. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Extension Term compared to the lease term of the Comparison Leases; (ii) rental structure, including additional rent, and taking into consideration any “base year” or “expense stops”; (iii) the size of the Premises compared to the size of the premises under the Comparison Leases; (iv) utility, location, floor levels, views and efficiencies of the floor(s) of the Premises compared to the premises under the Comparison Leases; (v) the age and quality of construction of the Building; (vi) the value of existing leasehold improvements to Tenant; and (vii) the financial condition and credit history of Tenant compared to the tenants under the Comparison Leases. In determining the Prevailing Market Rate, no consideration shall be given to (A) whether Landlord or the landlords under Comparison Leases are paying real estate brokerage commissions in connection with Tenant’s exercise of the Extension Option or in connection with the Comparison Leases, (B) moving allowances paid, and (C) the value of any improvements or alterations paid for by Tenant. For purposes of this Article, “Comparable Buildings” means Class A office buildings in the Pleasanton Area with similar amenities.

If Tenant properly notifies Landlord of exercise of the Extension Option, Landlord and Tenant shall thereafter negotiate in good faith in an attempt to agree upon the Prevailing Market Rate for the Extension Term. If Landlord and Tenant are able to agree upon the Prevailing Market Rate within thirty (30) days following Landlord’s receipt of Tenant’s Option Notice (“Outside Agreement Date”), then such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Paragraph. If Landlord and Tenant are unable to agree upon the Prevailing Market Rate by the Outside Agreement Date, the Prevailing Market Rate shall be determined in accordance with the arbitration procedure set forth in subparagraph (c) below.

(c) Arbitration Procedure. The parties shall appoint arbitrators and the arbitrators shall determine the Prevailing Market Rate in accordance with the following procedure:

(i) Within thirty (30) days following the Outside Agreement Date, Landlord and Tenant shall each appoint an arbitrator who shall be a licensed California real estate broker having significant experience in leasing suburban office space in the Pleasanton area for at least the immediately preceding ten (10) years prior to such appointment. The two arbitrators so appointed shall jointly attempt to agree upon the Prevailing Market Rate. If the arbitrators are unable to agree within forty-five (45) days after appointment of the last appointed arbitrator, then within ten (10) days after expiration of such forty-five (45) period, the arbitrators shall meet and concurrently deliver to each other their respective written determinations of the Prevailing Market Rate for the Extension Term supported by the reasons therefor, and promptly deliver copies of their determinations to Landlord and Tenant. If the higher of such determinations is not more than one hundred five percent (105%) of the lower, then the Prevailing Market Rate shall be the average of the two determinations. Otherwise, the Prevailing Market Rate shall be determined by a third arbitrator as set forth below.

(ii) The two arbitrators shall appoint a third arbitrator, having the qualifications stated above, and shall notify the parties of the identity of such third arbitrator. If the two arbitrators are unable to agree upon a third arbitrator within twenty (20) days, either party may, upon not less than five (5) days’ written notice to the other party, apply to the American Arbitration Association for the appointment of a third arbitrator meeting the qualifications stated above, and in the event of the failure, refusal or inability of such entity to act, then either party may apply to the presiding judge for Alameda County, for the appointment of such arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to entertain the application and make the appointment.

(iii) Within forty-five (45) days after submission of the matter to the third arbitrator, the third arbitrator shall select the determination by either Landlord’s arbitrator or Tenant’s arbitrator as the Prevailing Market Rate and shall notify Landlord and Tenant thereof. The third arbitrator, if he or she so elects, may conduct a hearing, at which Landlord and Tenant and their respective arbitrators may make supplemental oral and/or written presentations, with an opportunity for rebuttal by the other party and its representatives and for questioning by the third arbitrator. No ex parte communications shall be permitted between the third arbitrator and Landlord or Tenant until after the third arbitrator has made his or her determination. The third arbitrator shall be limited solely to the issue of whether the determination by Landlord’s arbitrator or Tenant’s arbitrator is closest to the actual Prevailing Market Rate and shall have no right to propose a middle ground or to modify either of the two determinations or the provisions of this Lease. The decision of the third arbitrator shall be final and binding upon Landlord and Tenant, and may be enforced in accordance with the provisions of California law.

(iv) If either Landlord or Tenant fails to appoint an arbitrator within the time period specified hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant. In the event of the failure, refusal or inability of an arbitrator to act, a successor shall be appointed in the same manner as the original arbitrator.

(v) Each party shall pay the costs and fees of the arbitrator appointed by such party. The costs and fees of the third arbitrator, if applicable, shall be paid one-half by Landlord and one-half by Tenant.

(d) General Provisions. The following general provisions shall apply to the Extension Option.

(i) If Tenant properly exercises the Extension Option, once the Base Rent payable during the Extension Term is determined, the parties shall promptly execute an amendment to this Lease extending the Term and stating the amount of the Base Rent.

(ii) If the amount of the Prevailing Market Rate is not known as of the commencement of the Extension Term, Tenant shall pay Base Rent at the rate applicable to the last month of the original Lease term or immediately prior Extension Term, as applicable, until the amount of the Prevailing Market Rate is determined. When such determination is made, Landlord shall credit any overpayment against Tenant’s next installment of Base Rent, or Tenant shall pay any deficiency to Landlord within thirty (30) days after demand.

(iii) Subject to the provisions of this Paragraph 57, after exercise of the Extension Option, the Expiration Date shall be the last day of the Extension Term, and all references in this Lease to the Term shall be deemed to refer to the Term as extended, unless the context clearly provides to the contrary.

(iv) Notwithstanding anything to the contrary contained herein, Tenant’s Extension Option shall, at Landlord’s election, be null and void if Tenant is in Default under this Lease at the time of commencement of the Extension Term.

(v) If Tenant shall fail to properly exercise the Extension Option, the Extension Option shall terminate and be of no further force and effect. If this Lease shall terminate for any reason, then immediately upon such termination, the Extension Option shall simultaneously terminate and become null and void.

(vi) The Extension Option is personal to, and may be exercised only by, the original Tenant named under this Lease and any transferee following a Permitted Transfer (a “Permitted Transferee”). No assignee or subtenant (other than a Permitted Transferee) shall have any right to exercise the Extension Option.

58.	RIGHT OF FIRST OFFER

(a) First Offer Space. Subject to the terms and conditions set forth in this Paragraph 58, effective beginning December 1, 2020 Tenant shall have an ongoing right of first offer (“Right of First Offer”) to lease space within the Project that consists ten thousand (10,000) or more contiguous rentable square feet (a “First Offer Space”), if and when any such First Offer Space becomes available for lease to third parties. For purposes of this Paragraph 58, the First Offer Space shall be “available for lease to third parties” if such space becomes vacant and (i) Landlord is free to lease such space to the general public, unencumbered by any renewal rights, expansion rights, rights of first offer or other similar rights of other tenants in the Building that are contained in existing leases as of the Lease Date, and (ii) the First Offer Space will not be occupied by Landlord or Landlord’s property manager (all of the foregoing are herein referred to as “Superior Rights”). Landlord shall have no obligation to offer the First Offer Space to Tenant, and Tenant shall have no right to lease the First Offer Space pursuant to this Paragraph, until all of the Superior Rights have expired or are otherwise terminated. Nothing contained in this Paragraph 58 shall be deemed to impose any obligation on Landlord to refrain from negotiating with an existing tenant or subtenant of the First Offer Space in order to make the First Offer Space available to Tenant. In addition, Landlord shall have no obligation to offer the First Offer Space to Tenant if the First Offer Space does not become available for lease to third parties during the final nine (9) months of the Term )as may be extended).

(b) Terms. Promptly after Landlord determines that a First Offer Space is or shall become available for lease to third parties, Landlord shall give Tenant written notice (the “First Offer Notice”) that the First Offer Space will or has become available for lease to third parties (as such availability is determined in good faith by Landlord) pursuant to the terms of Tenant’s Right of First Offer. Any such First Offer Notice may be conditioned on the failure of a holder of Superior Rights to lease the First Offer Space. The First Offer Notice shall set forth the material terms upon which Landlord is willing to lease the First Offer Space to Tenant, including, but not limited to: (i) the Base Rent, which shall equal Landlord’s good faith estimate of the prevailing market rate of the First Offer Space for the proposed term, (ii) the tenant improvements Landlord proposes to install and/or any tenant improvement allowance that Landlord proposes to pay to a tenant in connection with a lease of the First Offer Space, (iii) the anticipated date upon which possession of such First Offer Space will be available; and (iv) such other matters as Landlord may wish to include as proposed terms; provided, however, with respect to any First Offer Space that becomes available for lease to third parties during the first sixty (60) months following the Commencement Date, the First Offer Notice for such space shall include a term that is co-terminous with the initial Term for the Premises.

(c) Procedure for Acceptance. Tenant may, not later than ten (10) business days after Landlord gives the First Offer Notice to Tenant (the “Election Date”), at its option, deliver written notice to Landlord (“Tenant’s Election Notice”) electing to lease the First Offer Space upon the terms set forth in the First Offer Notice. Time is of the essence of this provision, and Tenant acknowledges and agrees that Landlord will have no obligation to lease the First Offer Space to Tenant if Tenant does not deliver Tenant’s Election Notice within the time specified. Any qualified or conditional acceptance by Tenant of Landlord’s First Offer Notice shall be deemed a counteroffer to, and a rejection of, Landlord’s First Offer Notice. If Tenant’s Election Notice is not a written, unconditional acceptance of Landlord’s First Offer Notice, or is not delivered to Landlord by the Election Date, then Tenant’s rights under this Paragraph 58 shall automatically terminate, and Landlord shall thereafter be entitled to lease all or any portion of the First Offer Space identified in the First Offer Notice to any person or entity on any terms which may be satisfactory to Landlord, in its sole discretion, including terms and conditions more favorable to such person or entity than the terms and conditions set forth in the First Offer Notice; provided, however, prior to Landlord leasing the First Offer Space to another party on terms which are substantially more favorable to such other party than the terms set forth in the First Offer Notice, then Landlord must first re-offer such First Offer Space to Tenant pursuant to a revised First Offer Notice on such more favorable terms, and Tenant shall have five (5) business days within which to elect to lease the First Offer Space on such revised terms and conditions. For purposes of the foregoing, another lease shall be substantially more favorable than the offer set forth in the First Offer Notice if the net effective rent in such other lease is more than ten percent (10%) lower than the net effective rent in the offer set forth in the First Offer Notice. As used herein, “net effective rent” shall mean the average contract rental rate over the term of the applicable transaction, as reduced by the amortized cost of free rent, tenant improvement allowances and other cash allowances.

(d) Amendment to Lease. If Tenant leases First Offer Space pursuant to this Paragraph 58, Landlord shall prepare and Tenant shall promptly execute an amendment to this Lease to add the applicable First Offer Space to the Premises upon the terms specified in the First Offer Notice, and otherwise on the terms and conditions set forth herein, and modify the applicable provisions of this Lease, including items in the Basic Lease Information such as the Base Rent, the Premises square footage, and Tenant’s Proportionate Share.

(e) General Provisions. The following general provisions apply to the Right of First Offer:

(i) Notwithstanding anything to the contrary contained herein, Tenant’s exercise of the Right of First Offer shall, at Landlord’s election, be null and void if Tenant is in Default under this Lease at the time of exercise of the Right of First Offer.

(ii) If this Lease shall terminate for any reason, then immediately upon such termination, the Right of First Offer shall simultaneously terminate and become null and void.

(iii) Tenant’s right to lease the First Offer Space pursuant to this Paragraph 58 is personal to, and may be exercised only by, the original named Tenant under this Lease and any Permitted Transferee. No assignee or subtenant, other than a Permitted Transferee, shall have any right to exercise the Right of First Offer.

59.	BUILDING AMENITIES

Subject to such charges, policies, requirements, hours of operation, rules and regulations as shall established by Landlord, from time to time, in its reasonable discretion, Tenant’s employees shall have the right to utilize the common amenities located at the Project, from time to time. In connection with the foregoing, Landlord agrees to construct, at Landlord’s sole cost and expense (and not as an Operating Expense), common conference facilities as well as a Project fitness center and upgrades to the outdoor amenity space adjacent to the Building; provided, however, completion of such amenities are not a condition precedent to the Commencement Date. In addition, Landlord shall consult with Tenant and Tenant shall have design input connection with any outdoor amenity space servicing the Building. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain any such Project amenities throughout the Term (as the same may be extended) and Landlord shall have the right, at Landlord’s reasonable discretion, to expand, contract, eliminate or otherwise modify any of the same. No expansion, contraction, elimination, unavailability or modification of any such facilities, and no termination of or interference with Tenant’s rights to use such amenities, shall entitle Tenant to an abatement or reduction in Rent or constitute a constructive eviction or an event of default by Landlord under the Lease. Landlord shall use reasonable efforts while conducting any of the foregoing activities to minimize any interference with Tenant’s use of the Premises and the Parking Areas. Notwithstanding the foregoing, if Landlord makes any alterations pursuant to its rights under this Paragraph 59, Landlord agrees that such alterations shall not unreasonably interfere with Tenant’s use of, or access to, the Premises.

60.	MISCELLANEOUS

The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “but not limited to” and lists following such words shall not be interpreted to be exhaustive or limited to items of the same type as those enumerated. The word “days” means calendar days, except if the last day for performance occurs on a Saturday, Sunday or legal holiday, then the next succeeding business day shall be the last day for performance. The phrase “business days” means Monday through Friday, excluding holidays. Should Landlord be advised by counsel that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, Tenant agrees that this Lease may be modified as may be required to avoid such characterization as unrelated business income, and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor; provided, however, that any such modification shall not increase any expense payable by Tenant hereunder or in any other way materially and adversely change the rights and obligations of Tenant hereunder.

Signatures Appear on Following Page

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

LANDLORD:	6200 STONERIDGE MALL ROAD INVESTORS, LLC, a Delaware limited liability company

	By:	TPF Equity REIT Operating Partnership LP, a Delaware limited partnership, its sole member

		By:	TPF Equity REIT Operating Partnership GP LLC, a Delaware limited liability company, its general partner

			By:	/s/ Carl Pierce
			Name:	Carl Pierce
			Title:	Executive Director – Asset Management

			By:	/s/ Andrew Wietstock
			Name:	Andrew Wietstock
			Title:	Director

TENANT:	10X GENOMICS, INC., a Delaware corporation

	By:	/s/ Serge Saxonov
	Name:	Serge Saxonov
	Title:	Chief Executive Officer

	By:	/s/ Jamie Osborn
	Name:	Jamie Osborn
	Title:	Vice President, Finance

EXHIBIT A

DIAGRAM OF THE PREMISES

Pleasanton Corporate Commons
6230 Stoneridge Mall Road, Building D
First Floor

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Pleasanton Corporate Commons
6230 Stoneridge Mall Road, Building D
Second Floor

A–2

Pleasanton Corporate Commons
6230 Stoneridge Mall Road, Building D
Third Floor

A–3

Pleasanton Corporate Commons
6230 Stoneridge Mall Road, Building D
Fourth Floor

A–4

Pleasanton Corporate Commons
6230 Stoneridge Mall Road, Building D
Fifth Floor

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EXHIBIT B

TENANT IMPROVEMENTS WORK LETTER

This Tenant Improvements Work Letter shall set forth the terms and conditions relating to the construction of improvements to the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction within the Premises, in sequence, as such issues will arise during such construction. All references in this Tenant Work Letter to Paragraphs of “this Lease” shall mean the relevant portions of the Lease, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter. Landlord acknowledges that Tenant may construct the Tenant Improvements in two (2) or more “Phases” (e.g., construction of the Tenant Improvements in the Phase I Premises may precede construction of the Tenant Improvements in the Phase II Premises, or, Tenant may construct its laboratory improvements in a separate phase).

1.	DELIVERY CONDITION

Subject to the terms of Paragraph 10(b) of the Lease and the terms of this Work Letter, Tenant shall be deemed to have accepted the Premises on the Delivery Date in its then AS IS condition.

2.	TENANT IMPROVEMENTS

2.1 Tenant Allowances. Tenant shall be entitled to a one-time tenant improvement allowance (the “General Allowance”) in the amount of Sixty-Five Dollars ($65.00) for each rentable square foot of the Premises (i.e., $9,759,815.00) for the costs relating to the initial design (including consultant and project management fees), permitting and construction of Tenant’s improvements which are affixed to the Premises (collectively, the “Tenant Improvements”) and for the “Tenant Improvement Allowance Items,” as that term is defined in Section 2.2(a) below, plus a one-time demolition allowance (the “Demolition Allowance”) in the amount of Five Dollars ($5.00) for each rentable square foot of the Premises (i.e., $750,755.00) only for the costs relating to the demolition of existing improvements, plus a one-time bathroom upgrade allowance (the “Restroom Allowance”) in the amount of One Dollar ($1.00) for each rentable square foot of the Premises (i.e., $150,151.00) only for the costs relating to any upgrades required to the restrooms within the Building when upgrades are required to cause the same to be compliance with applicable Laws. The General Allowance, Demolition Allowance and Restroom Allowance shall collectively be referred to herein as the “Tenant Improvement Allowance”. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance except as expressly provided in this Work Letter. Tenant shall have no claim for any Tenant Improvement Allowance, and Landlord shall have no obligation to reimburse Tenant for any Tenant Improvement costs, that have not been requested in writing by the date which is twenty-four (24) months following the Delivery Date.

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2.2 Disbursement of the Tenant Improvement Allowance.

(a) Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”) and, except as otherwise specifically and expressly provided in this Tenant Work Letter, Landlord shall not deduct any other expenses from the Tenant Improvement Allowance. The Tenant Improvement Allowance Items shall consist of:

(i) Payment of the fees and costs of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, costs paid to Tenant’s consultants in connection with the design, construction and move into the Premises and all related design and construction costs, including the fees and costs of Tenant’s project management consultants;

(ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

(iii) The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, and trash removal costs, after hours utility usage, and contractors’ fees and general conditions;

(iv) The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes; and

(v) any applicable sales and use taxes.

(b) Disbursement of Tenant Improvement Allowance. During the construction of each phase of the Tenant Improvements, Landlord shall make disbursements of the Tenant Improvement Allowance for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

(i) Periodic Disbursements. During the period from the date hereof through the construction of the Tenant Improvements, Tenant may make four (4) separate requests for disbursement of the Tenant Improvement Allowance at such times as each Phase of the Tenant Improvements are approximately twenty-five percent (25%) complete, fifty percent 50% complete, seventy-five (75%) complete, and one hundred percent (100%) complete. In connection with each such request for disbursement (a Submittal Request”), Tenant shall deliver to Landlord: (A) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, and/or to the “Architect” and/or to the “Engineers,” as such terms are defined in Section 3.1 below, and/or to Tenant’s various consultants or other persons or entities entitled to payment (or reimbursement to Tenant if Tenant has already paid the Contractor or other person or entity entitled to payment), approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed; (B) invoices from all of Tenant’s Agents (hereinafter defined) for labor rendered and materials delivered to the Premises for the applicable payment period; (C) executed conditional mechanics’ lien releases from all of Tenant’s Agents which shall substantially comply with the appropriate provisions of

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California Civil Code Section 8132 or 8136 or unconditional releases if appropriate pursuant to California Civil Code Section 8134 or 8138; provided, however, that with respect to fees and expenses of the Architect, Engineers, or construction or project managers or other similar consultants, and/or any other pre-construction items for which the payment scheme set forth in items (A) through (C) above of this Tenant Work Letter and the provisions below regarding retention, is not applicable (collectively, the “Non-Construction Allowance Items”), Tenant shall only be required to deliver to Landlord on or before the applicable Submittal Request, reasonable evidence of incurring the cost for the applicable Non-Construction Allowance Items (unless Landlord has received a preliminary notice in connection with such costs in which event conditional lien releases must be submitted in connection with such costs); (D) written certification from the Architect or Tenant’s PM as to the approximate percent completion of the Tenant Improvements, and (E) all other information reasonably requested in good faith by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request vis-à-vis Landlord. Within thirty (30) days following the Submittal Request, and assuming Landlord receives all of the information described in items (A) through (E) above, Landlord shall deliver a check to Tenant made payable to the Contractor, subcontractor, architect, engineer, consultant or supplier designated by Tenant and/or a separate check to Tenant where Tenant has provided evidence reasonably satisfactory to Landlord that Tenant has paid such Contractor, subcontractor, architect, engineer, consultant or supplier accompanied when appropriate by unconditional lien releases, or any other provider of goods and services designated by Tenant to Landlord, and Tenant in payment of the lesser of: (1) the amounts paid to date by Tenant for the Tenant Improvement Allowance Items and as requested by Tenant, as set forth above in this Section 2.2(b)(i), or (2) a percent of the Tenant Improvement Allowance equal to the percent of the Tenant Improvements then complete (i.e., 25%, 50%, 75%, or 100% complete), in each case (excluding the payment upon 100% completion, which shall be accompanied by Landlord’s payment of the Final Retention) less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”). In the event that Landlord or Tenant identifies any material non-compliance with the Approved Construction Drawings, or substandard work, Landlord or Tenant as appropriate shall be provided a detailed statement identifying such material non-compliance or substandard work by the party claiming the same, and Tenant shall cause such work to be corrected so that such work is no longer substandard. Such procedure shall also be applicable in connection with the payment of the Final Retention. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. If Tenant receives a check payable to anyone other than solely to Tenant, Tenant may return such check to Landlord and receive a replacement check made payable only to Tenant within ten (10) business days, if Tenant provides the releases and evidence to the extent required above to receive a check payable solely to Tenant.

(ii) Final Retention. A check for the Final Retention payable jointly to Tenant and Contractor (or payable solely to Tenant if Contractor is no longer owed any money by Tenant for work performed in the Premises) shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (A) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138, (B) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed in accordance with the terms of this Tenant Work Letter, and (C) Tenant fulfills its obligations pursuant to Section 4.3 of this Tenant Work Letter.

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(iii) Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items or are otherwise expressly permitted hereunder.

(iv) Payment of Demolition Allowance and Restroom Allowance: Notwithstanding anything the contrary herein, Tenant may elect each of the Demolition Allowance and the Restroom Allowance to be paid in a single lump sum, without retention, upon Tenant’s completion of the demolition and restroom upgrades, as applicable.

(c) Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises, which Specifications have been or shall be supplied to Tenant. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that the Tenant Improvements shall comply with certain Specifications as designated by Landlord.

3.	CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain a licensed architect (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3. Tenant shall retain engineering consultants (the “Engineers”) to prepare (i) all plans and engineering working drawings relating to the mechanical, electrical, and plumbing as approved by Landlord (which approval shall not be unreasonably withheld or delayed), and (ii) all plans and engineering working drawings relating to the fire lifesafety and sprinkler work as designated by Landlord; provided, that such designated contractors are available at a reasonably competitive cost and can perform its services in the time frame required by Tenant’s construction schedule. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply at a minimum with Landlord’s Specifications and shall be in a drawing format reasonably acceptable to Landlord. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith, except to the extent that Landlord has specifically requested a modification to the Construction Drawings as a condition to Landlord’s approval of the Construction Drawings, and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings. Furthermore, Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building drawings, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Each time Landlord is granted the right to review, consent or approve the Construction Drawings or any component thereof (collectively, “Consent”), such Consent shall not be unreasonably withheld, conditioned or delayed.

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3.2 Final Space Plan. In addition to the Tenant Improvement Allowance, Tenant shall be entitled to a one-time allowance in the amount of fifteen cents ($0.12) for each rentable square foot of the Premises (i.e., $18,018.12) for costs relating to space planning. Tenant and the Architect shall prepare the final space plan for the Tenant Improvements (the “Final Space Plan”), and shall deliver the Final Space Plan to Landlord for Landlord’s approval. The Final Space Plan shall show all corridors, internal and external offices and partitions, and exiting. Landlord shall, within five (5) business days after Landlord’s receipt of the Final Space Plan (i) approve the Final Space Plan, (ii) approve the Final Space Plan subject to specified conditions to be complied with when the Final Working Drawings are submitted by Tenant to Landlord, or (iii) reasonably disapprove the Final Space Plan. If Landlord disapproves the Final Space Plan, Tenant may resubmit the Final Space Plan to Landlord at any time, and Landlord shall approve or disapprove of the resubmitted Final Space Plan, based upon the criteria set forth in this Section 3.2, within five (5) business days after Landlord receives such resubmitted Final Space Plan. Such procedures shall be repeated until the Final Space Plan is approved. The Final Space Plan may be provided by Tenant to Landlord in one or more stages and at one or more times and the time periods set forth herein shall apply to each portion submitted. At the time Landlord approves the Final Space Plan, Landlord shall inform Tenant whether any portion of the Tenant Improvements constitute Specialty Alterations and must be removed from the Premises prior to the expiration or sooner termination of this Lease in accordance with Paragraph 11 of the Lease. Landlord acknowledges that the Tenant Improvements may include an area for receiving Palletized devices, including a new or expanded opening in the exterior wall of the Building to accommodate such deliveries. Landlord shall not unreasonably withhold its approval of such improvements so long as Tenant obtains all approvals from any applicable governmental authorities.

3.3 Completion of Construction Drawings. Once Landlord has approved the Final Space Plan, Tenant, the Architect and the Engineers shall complete the Construction Drawings for the Premises in a form which is sufficient to obtain applicable permits and shall submit such Construction Drawings to Landlord for Landlord’s approval. Such Construction Drawings may be submitted in one or more stages at one or more times. Landlord shall, within ten (10) business days after Landlord’s receipt of the Construction Drawings, either (i) approve the Construction Drawings, which approval shall not be unreasonably withheld if the same are logical evolutions of the Final Space Plan and do not deviate in any material respect therefrom, (ii) approve the Construction Drawings subject to specified conditions which must be stated in a reasonably clear and complete manner to be satisfied by Tenant prior to submitting the Approved Construction Drawings for permits as set forth in Section 3.4 below of this Tenant Work Letter, or (iii) disapprove and return the Construction Drawings to Tenant with requested revisions. If Landlord disapproves the Construction Drawings, Tenant may resubmit the Construction Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Construction Drawings, based upon the criteria set forth in this Section 3.3, within five (5) business days after Landlord receives such resubmitted Construction Drawings. Such procedure shall be repeated until the Construction Drawings are approved. Notwithstanding the foregoing, Tenant shall have the right to submit the Construction Drawings or elements thereof to the City of Pleasanton for preliminary review and comment concurrently with Landlord’s review and prior to Landlord’s approval of such drawings.

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3.4 Approved Construction Drawings. The Construction Drawings for the Tenant Improvements shall be approved by Landlord (the “Approved Construction Drawings”) prior to the commencement of construction, not including early demolition plans and permits to release the start of demolition of the Tenant Improvements. Tenant shall, at its sole cost and expense, cause to be obtained all applicable building permits required in connection with the construction of the Tenant Improvements (“Permits”). Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any Permits or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate at no cost to Landlord with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such Permits or certificate of occupancy. No changes, modifications or alterations in the Approved Construction Drawings may be made without the prior written consent of Landlord pursuant to the terms of Section 3.5 below.

3.5 Change Orders. In the event Tenant desires to change the Approved Construction Drawings, Tenant shall deliver notice (the “Drawing Change Notice”) of the same to Landlord, setting forth in detail the changes (the “Tenant Change”) Tenant desires to make to the Approved Construction Drawings. Landlord shall, within four (4) business days of receipt of a Drawing Change Notice, either (i) approve the Tenant Change, which approval shall not be unreasonably withheld if the same is consistent with the Final Space Plan or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord’s disapproval. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant.

4.	CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

(a) The Contractor. Tenant shall retain a licensed general contractor (the “Contractor”) approved by Landlord, which approval shall not be unreasonably withheld or delayed, prior to Tenant causing the Contractor to construct the Tenant Improvements.

(b) Tenant’s Agents. All major trade subcontractors and suppliers used by Tenant (such major trade subcontractors and material suppliers along with all other laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) shall be selected by Tenant, provided that, the mechanical, electrical and plumbing contractors must be approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and Landlord may designate the fire/life safety subcontractor to be retained in connection with the Tenant Improvements; provided, that such designated contractors are available at a reasonably competitive cost and can perform its services in the time frame required by Tenant’s construction schedule. The Contractor and the Contractor’s subcontractors (collectively, “Tenant’s Contractors”) and their respective workers shall conduct their activities in and around the Premises, the Building and the Project in a harmonious relationship with all other subcontractors, laborers, materialmen and supplies at the Premises, the Building and the Project.

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4.2 Construction of Tenant Improvements by Tenant’s Agents.

(a) Construction Contract. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its information. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor.

(b) Tenant’s Agents.

(i) Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall Contractors shall comply with the following: (A) the Tenant Improvements shall be constructed in conformance with the Approved Construction Drawings; and (B) Tenant’s Contractors shall submit any critical path schedules (and changes therein) of all work relating to the Tenant Improvements to Landlord; and (C) Tenant shall abide by all construction guidelines and reasonable rules made by Landlord’s Project manager with respect to any matter, within reason, in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

(ii) Indemnity. Tenant’s indemnity of Landlord as set forth, qualified and conditioned in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant, Tenant’s Contractors or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. The waivers of subrogation set forth in this Lease pertaining to property damage shall be fully applicable to damage to property arising as a result of any work performed pursuant to the terms of this Tenant Work Letter.

(iii) Requirements of Tenant’s Contractor. Tenant’s Contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Tenant’s Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after final completion. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.

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(iv) Insurance Requirements.

(A) General Coverages. All of Tenant’s Contractors shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease (provided that the limits of liability to be carried by Tenant’s Contractors, shall be in an amount which is customary for such respective Tenant’s Contractors employed by tenants constructing improvements in the Comparable Buildings), and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors.

(B) Special Coverages. Contractor or Tenant shall carry “Builder’s All Risk” insurance, in an amount approved by Landlord but not more than the amount of the Contract, covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Landlord pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord (to the extent they are generally required by landlords of Comparable Buildings) and shall be in a form and with companies as are required to be carried by Tenant pursuant to the terms of this Lease.

(C) General Terms. Certificates for all insurance carried pursuant to this Section 4.2(b)(iv) shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the Project. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days’ prior notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof and this Lease is not terminated, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Contractors shall maintain all of the foregoing insurance coverage in force until the completion of the Tenant Improvements. All such insurance relating to property, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2(b)(ii) of this Tenant Work Letter and Tenant’s right with respect to the waiver of subrogation.

(c) Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) all Laws; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications. Notwithstanding anything herein to the contrary, if as a result of or in connection with the Tenant Improvements any barrier removal work or other work is required to cause the exterior of the Building (or any areas exterior to the Building) or the “path of travel” to the Building to comply with Laws, including, but not limited to Accessibility Laws, then such work shall be performed by Landlord at its sole cost and expense, and not reimbursed as Expenses.

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(d) Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times; provided, however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. In the event that Landlord should disapprove any portion of the Tenant Improvements during an inspection, Landlord shall notify Tenant in writing within a reasonable time of such inspection of such disapproval and shall specify in reasonably sufficient detail the items disapproved. Any defects or deviations in, and/or disapprovals in accordance herewith by Landlord of, the Tenant Improvements shall be rectified by Tenant at Tenant’s expense and at no expense to Landlord; provided, however, that in the event Landlord determines that a defect or deviation exists or reasonably disapproves of any matter in connection with any portion of the Tenant Improvements, Landlord may, following notice to Tenant and a reasonable period of time for Tenant to cure, take such action as Landlord deems necessary to correct the same, at Tenant’s expense, and at no additional expense to Landlord, and without incurring any liability on Landlord’s part.

(e) Review Fees. Tenant shall reimburse Landlord for its reasonable costs incurred in connection with Landlord’s review and approval of the Construction Drawings, not to exceed $50,000.00; provided, however such cost limitation shall not apply to any reasonable third party consultant costs incurred by Landlord with any work that may affect the Building structure or adversely affect the Building Systems.

(f) Meetings. Commencing upon the execution of this Lease, Tenant shall hold periodic meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements. Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall prepare a Notice of Completion, which Landlord shall execute if factually correct, and Tenant shall cause such Notice of Completion to be recorded in the appropriate office of the county recorder in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (B) to certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) CD-ROMs of such updated Approved Construction Drawings, in CAD format, within thirty (30) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

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5.	MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Paul Wyatt as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated Sonia Sharma as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant’s Lease Default. Notwithstanding any terms to the contrary contained in this Lease, if Tenant is in Default of this Lease (including, without limitation, this Tenant Work Letter) at any time on or before the completion of the Tenant Improvements, then, during the continuance of any such Default, (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be suspended until such time as such Default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements caused by such inaction by Landlord). Notwithstanding the forgoing, if a Default by Tenant is cured, forgiven or waived, Landlord’s suspended obligations shall be fully reinstated and resumed, effective immediately.

5.5 Failure to Disburse Tenant Improvement Allowance. If Landlord fails to fulfill its obligation to fund any portion of the Tenant Improvement Allowance within thirty (30) days following Landlord’s receipt of written notice from Tenant that such portion is past due and payable under the terms hereof, then, in each instance, Tenant shall be entitled to deliver notice (the “Payment Notice”) thereof to Landlord. If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord’s receipt of the Payment Notice in question from Tenant and if Landlord fails to deliver notice to Tenant within such twenty (20) business day period explaining Landlord’s reasons that Landlord believes that the amounts described in Tenant’s Payment Notice are not due and payable by Landlord pursuant to the terms and conditions of this Work Letter (“Refusal Notice”), then Tenant shall be entitled, after Landlord’s failure to pay such amounts within five (5) business days after Tenant’s delivery of a second notice from Tenant delivered after the expiration of such twenty (20) business day period, which second notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO SECTION 5.5 OF THE WORK LETTER ATTACHED TO THE LEASE — FAILURE TO TIMELY PAY THE REQUESTED PORTION OF THE ALLOWANCE MAY RESULT IN TENANT’S DEDUCTION OF SUCH AMOUNT

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FROM RENTALS UNDER THE LEASE,” to offset the amount so owed to Tenant by Landlord but not paid by Landlord (or if Landlord delivers a Refusal Notice but only with respect to a portion of the amount set forth in the Payment Notice and Landlord fails to pay such undisputed amount as required by the next succeeding sentence, the undisputed amount so owed to Tenant) from the last day of such 20- business day period until the date such offset enables Tenant to recoup any and all amounts so owed to Tenant by Landlord, against Tenant’s next obligations to pay Base Rent (until fully offset). Notwithstanding the foregoing, Landlord hereby agrees that if Landlord delivers a Refusal Notice disputing a portion of the amount set forth in Tenant’s Payment Notice, Landlord shall pay to Tenant, concurrently with the delivery of the Refusal Notice, the undisputed portion of the amount set forth in the Payment Notice. However, if Tenant is in Default under the Lease at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the disputed amounts to be so paid by Landlord, if any, within ten (10) days after Tenant’s receipt of a Refusal Notice, Tenant may submit such dispute to arbitration in accordance with the American Arbitration Association. If Tenant prevails in any such arbitration, Tenant shall be entitled to apply such award as a credit against Tenant’s obligations to pay Base Rent until such award is fully credited.

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EXHIBIT C

RULES AND REGULATIONS

This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit C to the Lease Agreement, dated as of the Lease Date, by and between Landlord and Tenant for the Premises. The terms and conditions of this Exhibit C are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit C have the meanings ascribed to such terms in the Lease.

1. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

2. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.

3. Tenant shall park motor vehicles in Parking Areas designated by Landlord for loading and unloading except for such purposes. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. No motor vehicles shall be parked in the Parking Areas for periods exceeding 48 hours without consent of the Project management, which consent shall not be unreasonably withheld and may be conditioned upon Landlord’s (i) receipt of emergency contact information for the individual vehicle owner, and (ii) designation of the parking stall location(s) for such longer term parking.

4. Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Project and shall cooperate to prevent same.

5. Access to the roof of the Building shall be subject to such reasonable policies and procedures as may be promulgated by Landlord from time-to-time.

6. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.

7. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

8. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

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9. Except as provided in the Lease, Tenant shall not permit any animals, including, but not limited to, any household pets (but excluding service animals, which are permitted), to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.

10. Provided that Tenant is not required to incur any additional cost (other than de minimus costs), Tenant shall cooperate with Landlord’s efforts to implement the Project’s Sustainability Practices and the applicable Green Building Standards, if any, including, but not limited to, complying with Landlord’s then-current energy saving efforts and participating in any recycling programs and occupant satisfaction and transportation surveys.

11. Tenant shall report maintenance problems involving water and moist conditions to the Property Manager promptly and conduct its business in a manner to prevent unusual moisture conditions or mold growth.

12. Tenant shall not block or inhibit the flow of return or make up air into the HVAC system.

13. Tenant shall maintain water in all drain traps in the Premises at all times.

14. No smoking (including use of e-cigarettes and smokeless cigarettes) is permitted in the Building or within 25 feet of any entrance to the Building, public walkways or the Building’s outdoor air intakes.

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EXHIBIT D

FORM OF ESTOPPEL CERTIFICATE

____________________, a _______________ (“Tenant”) hereby certifies to ____________________ and its successors and assigns that Tenant leases from ____________________, a _______________ (“Landlord”) approximately _____ square feet of space (the “Premises”) in __________ pursuant to that certain Lease Agreement dated __________, 20___ by and between Landlord and Tenant, as amended by ______________________ (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to ____________________, that as of the date hereof:

1. The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.

2. Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. To Tenant’s current, actual knowledge, Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. To Tenant’s current, actual knowledge, Tenant is not entitled to any further payment or credit for tenant work.

3. The initial term of the Lease commenced __________, 20___ and shall expire __________, 20___. Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises: ___________________________________.

4. Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows: ____________________________.

5. Base Rent payable under the Lease is _______________ Dollars ($__________). Base Rent and Additional Rent have been paid through __________, 20___. To Tenant’s current, actual knowledge, there currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.

6. There are no concessions, bonuses, free Rent, rebates or other matters affecting the Rent except as follows: ____________________________.

7. No security or other deposit has been paid with respect to the Lease except as follows: ______________________________.

8. To Tenant’s current, actual knowledge, Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of Rent except as follows: ___________________________________. To Tenant’s current, actual knowledge, Tenant is not in default under any of the terms and conditions of the Lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

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9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows: ___________________________________.

10. Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.

11. The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.

Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises. Terms defined in the Lease have the same meaning here.

IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this _____ day of __________, 20___.

TENANT:		,
a

By:
Name:
Title:

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EXHIBIT E

DESIGNATED PARKING STALLS

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EXHIBIT F

DOG APPLICATION FORM

Name of Dog Owner:

Name of Dog:

Breed of Dog:

Cell Phone:	Picture of Dog Here

Vet Name/Phone:

I HAVE READ THE RULES BELOW AND AGREE TO ABIDE BY THE RULES AT ALL TIMES. I UNDERSTAND THAT THE ABILITY TO BRING MY DOG TO WORK IS A PRIVILEGE AND NOT A RIGHT.

Signature:_________________________             Date:________________________

Dogs must be properly licensed and vaccinated, and attached hereto is a copy of the Dog’s vaccination record.

Dogs are to be leashed when being transported into and out of the Building. Dogs are not to be off leash at any time in the Common Areas of the Building or the Project.

All dogs must be supervised and dogs must stay with their owner or designated watcher at all times and should be kept in an employee’s office or cubicle when the employee is working there. Dogs are not allowed in bathrooms.

Any behavior, which interferes with another employee’s ability to work, will be cause for a pet to be taken home (interference is in the eye of the beholder). Aggressive behavior, such as growling, barking, chasing, or biting, is unacceptable and the pet will have to be taken home on the first complaint.

Employees with allergic reactions to dogs may ask the owner to refrain from bringing the dog to the workplace if the presence of the dogs makes it difficult for the allergic employee to work).

Owners are responsible for cleaning up after pets at all times. If a pet has more than one indoor “accident” they will be asked to go home. Employees are financially responsible for any damage or cleaning to facilities, this includes damage from accidents, excessive pet hair and odor removal. Owners must maintain adequate liability insurance against dog mishaps.

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EXHIBIT G

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Paragraph 32 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	c/o UBS Realty Investors LLC
455 Market Street, Suite 1000
San Francisco, California 94105
Attention: Asset Manager, Pleasanton Corporate Commons
Phone: (415) 538-4800

Name of Tenant: 10X GENOMICS, INC., a Delaware corporation

Mailing Address: 6230 Stoneridge Mall Road Pleasanton, California 94588

Contact Person, Title and Telephone Number(s):

Paul Wyatt, VP Operations

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): Don Kline, Sr. Manager, Facilities

Address of Premises: 6230 Stoneridge Mall Road Pleasanton, California 94588

Length of initial Term: One Hundred Twenty-Six (126) months

1.	GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

R&D Laboratories associated with the product and process development of 10x products. Laboratory and non-office space includes, incoming receipt and storage of materials, in-house services of compressed air and inert gases. Lab types are typically bench scale and include instrument engineering, microfluidics, process R&D, synthesis, biochemistry, cell biology, molecular biology, analytical, sequencing, machining, and customer training labs. 10x Genomics products are systems in that they consist of an instrument, reagents, devices and data management and analysis tools.

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2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1

Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes	Yes ✓	No ☐

Chemical Products	Yes ✓	No ☐

Other	Yes ✓	No ☐

If Yes is marked, please explain: Waste labeled as biohazardous will be collected and removed for disposal.

2.2

If Yes is marked in Section 2.1, attached is the list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

3.1

Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes ☐	No ✓

If yes, please explain:

4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes ✓	No ☐

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4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes ☐	No ∎

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

_____ storm drain?	___X__ sewer?

_____ surface water?	_____ no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

The laboratories will have sinks that go to the sewer system. These sinks will be used for washing and lab use, there may be some disposal of non-hazardous, neutral pH, non-corrosive aqueous solutions as permitted by the city and county.

There will be separate waste collection containers for the collection of aqueous, organic solution, as well as solid biohazardous waste.

5.2	Will any such wastewater or waste be treated before discharge?

Yes ☐	No ✓

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.	AIR DISCHARGES

6.1

Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ✓	No ☐

If yes, please describe: There will be fume hoods used that will remove air from certain laboratories and work stations and discharge through stacks on the roof. There will not be any scrubbers or filtration of the discharged air.

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6.2

Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

_____ Spray booth(s)	_____ Incinerator(s)

_____ Dip tank(s)	_____ Other (Please describe)

_____ Drying oven(s)	___✓__ No Equipment Requiring Air Permits

If yes, please describe:

6.3

Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past [thirty-six] months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1

Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ✓	No ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2

Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes ✓	No ☐

If yes, please explain: Ethanol, Chloroform, Xylene, Dichlormethane, Acrylimide

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8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1

With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐	No ✓

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Paragraph 32 of the Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐	No ✓

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Paragraph 32 of the Lease Agreement.

8.3

Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes ☐	No ✓

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

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9.	PERMITS AND LICENSES

9.1

Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

As used herein, “Hazardous Materials” shall mean and include (i) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law; (ii) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (iii) polychlorinated biphenyls (“PCBs”); (iv) asbestos and asbestos containing materials (whether friable or non-friable); (v) lead and lead-based paint or other lead containing materials (whether friable or non-friable); (vi) urea formaldehyde; (vii) microbiological pollutants; (viii) batteries or liquid solvents or similar chemicals; (ix) radon gas; and (x) mildew, fungus, mold, bacteria and/or other organic spore material; and “Environmental Laws” shall mean and include all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, including, but not limited to, the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. “Environmental Laws” shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Paragraph 32 of the Lease Agreement. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may, and will, rely upon the

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statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I Paul Wyatt, acting with full authority to bind the Tenant and on behalf of the Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

TENANT:

10X GENOMICS, INC.,
a Delaware corporation

By:	/s/ Paul Wyatt
Name:	Paul Wyatt
Title:	Vice President, Operations

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HAZARDOUS MATERIALS AND RELATED PERMITS

10x Genomics Permits

1.	Listing of Hazardous Materials

2.	Hazardous Waste Permits

EPA ID Numbers

6920 KCP, Suite 213 – CAR000268961

7026 KCP, Suite 201 – CAR000276642

7068 KCP, Suite 401 – CAL000392275

Medical Waste Permits

7026 KCP, Suite 201 – PT0320192

7068 KCP, Suite 401 – PT0314006

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CHEMICAL NAME	MANFACTURER	CATALOG NO.	VOLUME	PHYSICAL STATE	CAS NO.	CHEMICAL LOCATION
1,4-Difluorobenzene	Sigma-Aldrich	D102202-25g	25g	S	540-36-3	Synthesis Lab- Flammable Cabinet
2-Amino-5-methylhexane	Sigma-Aldrich	08490-25ml	25mL	L	28292-43-5	Synthesis Lab- Flammable Cabinet
2h-perfluorooctan-1-ol	Sigma-Aldrich	370533-25G	25g	L	647-42-7	Gel Bead Production Lab
2M Imidazole	Teknova	I6902	100mL	L	288-32-4	BioChem Lab- Cabinet
2-Mercaptoethanol	Sigma-Aldrich	63669-100mL	100mL	L	60-24-2	BioChem Lab
2-Propanol	Sigma-Aldrich	I9516-25ml	25mL	L	67-63-0	BioChem Lab- Cabinet
3m Novec 7100 Engineering Fluid	3M	98-0212-2928-5	3.78 L	L	163702-07-6	Gel Bead Production Lab
3M Novec 7300 Engineering Fluid	3M	98-0212-2928-5	3.78 L	L	132182-92-4	Synthesis Lab- Flammable cabinet
3M Novec 7500 Engineering Fluid	3M	98-0212-2928-5	3.78 L	L	297730-93-9	Shipping/Receiving
5% Ethyl, 95% hexane	human made			L		BioChem Lab- Flammable Cabinet
Acetic acid	Sigma-Aldrich	320099-500ml	500mL	L	64-19-7	Gel Bead Production Lab- Flammable Cabinet
Acetic anhydride	Sigma-Aldrich	320102-100ml	100mL	L	108-24-7	BioChem Lab- Cabinet
Acetone	Sigma-Aldrich	179124-4l	4L	L	67-74-1	Synthesis Lab- Flammable cabinet
Acetonitrile	Sigma-Aldrich	271004-100ml	500mL	L	75-05-8	QC and Packaging Lab- Flammable cabinet
Acylamide	Sigma-Aldrich	A887-500G	500g	S	79-06-1	BioChem Lab
Aluminum Oxide	MP Biomedicals	100255	kg	S	1344-28-1	BioChem Lab- Flammable Cabinet
Ammonium hydroxide	Sigma-Aldrich	33818-100ml	100mL	L	1336-21-6	BioChem Lab
Ammonium persulfate	Bio Rad	161-0700	10g	S	7727-54-0	Gel Bead Production Lab
Argon, Compressed	Airgas	K-CYLINDER	244 CU FT	G	7440-37-1	BioChem Lab
BBL Gram Decolorizer	BD	212527	g	L	67-63-0	BioChem Lab- Flammable Cabinet
Bromotrimethylsilane	Sigma-Aldrich	194409-100g	100g	S	2857-97-8	Synthesis Lab- Flammable Cabinet
Caffeic acid	Sigma-Aldrich	C0625-25G	25G	S	331-39-5	BioChem Lab- Cabinet
Calcium hydride	Sigma-Aldrich	208027-100g	100g	S	7789-78-8	Synethesis lab- CABINET
Carbon Dioxide, Compressed	Airgas	K-CYLINDER	244 CU FT	G	124-38-9	DNA Lab
Chloroform	Sigma-Aldrich	372978-2L	2L	L	67-66-3	Synthesis Lab- Flammable Cabinet
Dichloromethane	Sigma-Aldrich	320269-4l	4L	L	75-09-2	Synthesis Lab- Flammable Cabinet
Diethyl ether	Sigma-Aldrich	673811-4l	4L	L	60-29-7	Synthesis Lab- Flammable cabinet
Diethylene glycol dimethyl ether	Sigma-Aldrich	281662-1l	1L	L	111-96-6	Synthesis Lab- Flammable Cabinet
Dimethyl sulfoxide	Sigma-Aldrich	41639-100ml	100mL	L	67-68-5	Synthesis Lab- Flammable Cabinet
Epichlorohydrin	Sigma-Aldrich	45340-500ml	500mL	L	106-89-8	Synthesis Lab- Acid Cabinet
Ethanol	Sigma-Aldrich	E7023-500ml	500mL	L	64-17-5	RNA Lab
Ethyl acetate	Sigma-Aldrich	319902-4l	4L	L	141-78-6	Synthesis Lab- Flammable cabinet
Ethyl Alcohol, Pure	Sigma-Aldrich	E7023-500ml	500mL	L	64-17-5	BioChem Lab
Ethylene glycol	Sigma-Aldrich	324558-2l	2L	L	107-21-1	Synthesis Lab- Flammable cabinet
Genapol X-80	Sigma-Aldrich	48750-250ml	250mL	L	9043-30-5	RNA Lab
Guanidine thiocyanate	Sigma-Aldrich	G9277-500G	500G	S	593-84-0	BioChem Lab- Cabinet
Hexafluorobenzene	Sigma-Aldrich	326720-25g	25g	S	392-56-3	Synthesis Lab- Flammable Cabinet
Hexane	Sigma-Aldrich	20872-4l	4L	L	110-54-3	Synthesis Lab- Flammable cabinet
Hydrogen chloride solutions	Sigma-Aldrich	455180-100ml	500mL	L	60-29-7	Synthesis Lab- Acid Cabinet
Hydroquinone 99.5%	Sigma-Aldrich	H17902-100G	100G	S	123-31-9	BioChem Lab- Cabinet
Isopropyl Alcohol (IPA 70%)	Pharmco-Aaper		4L	L	67-63-0	Formulation and Dispensing Lab
Lead-Acid Batteries	APC	Smart-UPS X 3000		L	7439-92-1	IT and Server Rooms
Lithium	Sigma-Aldrich	499811-25g	25g	S	7439-93-2	Synthesis Lab- Flammable Cabinet
Lithium aluminum hydride solution	Sigma-Aldrich	593702-100ml	100mL	L	16853-85-3	Synethesis lab- CABINET
Methacrylic acid	Sigma-Aldrich	155721-500g	500g	S	79-41-4	Synthesis Lab- Acid Cabinet
Methanol	Sigma-Aldrich	322415-2L	2L	L	67-56-1	BioChem Lab
Mineral oil	Sigma-Aldrich	330779-1l	1L	L	8042-47-5	Synthesis Lab- Flammable Cabinet
N,N-Dimethyethyleneamine	Sigma-Aldrich	D157805-25g	25g	S	110-70-3	Synthesis Lab- Flammable Cabinet
N,N-Dimethylformamide	Sigma-Aldrich	227056-100ml	100mL	L	68-12-2	Synthesis Lab- Flammable Cabinet
Nitrogen, Compressed	Airgas	K-CYLINDER	244 CU FT	G	7727-37-9	BioChem Lab
Nitrogen, Refrigerated Liquid	Praxair (Cryspec)			G	7727-37-9	BioChem Lab
N-Lauroylsarcosine sodium salt	Sigma-Aldrich	L9150-50G	50G	S	137-16-6	BioChem Lab- Cabinet
N-Lauroylsarcosine sodium salt solution	Sigma-Aldrich	L7414-50ml	50mL	L	137-16-6	RNA Lab
O,O'-Bis(2-aminopropyl) polypropylene glycol-bl	Sigma-Aldrich	14526-500ml	500mL	L	65605-36-9	Synthesis Lab- Base Cabinet
Octylamine	Sigma-Aldrich	O5802-100g	100g	S	111-86-4	Synthesis Lab- Base Cabinet
Oxalyl chloride	Sigma-Aldrich	08801-100g	100g	S	79-37-8	Synthesis Lab- Acid Cabinet

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Department of Toxic Substances Control

Matthew Rodriquez
Secretary for
Environmental Protection

Barbara A. Lee, Director
1001 "I" Street
P.O. Box 806
Sacramento, California 95812-0806

Edmund G. Brown Jr.
Governor

Acknowledgement Letter

DECEMBER 15TH 2016

DON KLINE
7068 KOLL CENTER PKWY STE 401
PLEASANTON, CA 94566

By obtaining a U.S. Environmental Protection Agency federal Identification (ID) Number, you have notified the Department of Toxic Substances Control (DTSC) of your planned hazardous waste activities that are regulated under the Resource Conservation and Recovery Act (RCRA) Subtitle C Regulations. The assigned federal ID Number was based on the information that was provided on the EPA Form 8700-12, Notification of RCRA Subtitle C Activity, which was received on **NOVEMBER 28TH 2016**. Your federal ID number (also referred to as RCRA ID Number) below is specific to the location indicated on the RCRA Site Location, and cannot be used at or transferred to another location.

EPA (RCRA) ID Number:	CAR000268961
RCRA Site Name:	10X GENOMICS INC
RCRA Site Location:	6920 KOLL CENTER PKWY STE 213 PLEASANTON, CA 94566

The EPA ID Number is to be used on transport manifests and any other hazardous waste management documentation required under the RCRA Subtitle C Regulations.

DTSC has listed your hazardous waste activities status as:

SMALL QUANTITY GENERATOR

Your federal ID Number does not expire. However, if any of the information required in the form changes (e.g., RCRA Site Name, hazardous waste activity status, contact information, etc.) you may be required to notify DTSC by resubmitting a Form 8700-12 (see the instructions accompanying Form 8700-12 at http://epa.gov/osw/inforesources/data/form8700/8700-12.pdf. If you plan to cease or have ceased operation at the RCRA Site Location, you must notify DTSC via a letter requesting to inactivate the federal ID Number.

Please keep in mind that if you have the hazardous waste activity status of a "Large Quantity Generator" there is a required Biennial Reporting that must be filed with your appropriate state or region. For more information, please visit http://wwww.epa.gov/epawaste/inforesources/data/form8700/contact.pdf to find the contacts for states and EPA Regions. If you have any RCRA Notification (EPA ID Number) questions, please call DTSC's Telephone Information Center at (800) 618-6942.

G–11

Matthew Rodriquez
Secretary for
Environmental Protection

Department of Toxic Substances Control

Barbara A. Lee, Director
1001 "I" Street
P.O. Box 806
Sacramento, California 95812-0806

Edmund G. Brown Jr.
Governor

Acknowledgement Letter

October 24, 2017

Don Kline
7068 Koll Center Parkway, Suite 401
Pleasanton, CA 94566

By obtaining a U.S. Environmental Protection Agency federal Identification (ID) Number, you have notified the Department of Toxic Substances Control (DTSC) of your planned hazardous waste activities that are regulated under the Resource Conservation and Recovery Act (RCRA) Subtitle C Regulations. The assigned federal ID Number was based on the information that was provided on the EPA Form 8700-12, Notification of RCRA Subtitle C Activity, which was received on **October 17, 2017**. Your federal ID number (also referred to as RCRA ID Number) below is specific to the location indicated on the RCRA Site Location, and cannot be used at or transferred to another location.

EPA (RCRA) ID Number:	CAR000276642
RCRA Site Name:	10x Genomics, Inc.
RCRA Site Location:	7026 Koll Center Parkway, Suite 201 Pleasanton, CA 94566

The EPA ID Number is to be used on transport manifests and any other hazardous waste management documentation required under the RCRA Subtitle C Regulations.

DTSC has listed your hazardous waste activities status as:

SQG

Your federal ID Number does not expire. However, if any of the information required in the form changes (e.g., RCRA Site Name, hazardous waste activity status, contact information, etc.) you may be required to notify DTSC by resubmitting a Form 8700-12 (see the instructions accompanying Form 8700-12 at http://epa.gov/osw/inforesources/data/form8700/8700-12.pdf. If you plan to cease or have ceased operation at the RCRA Site Location, you must notify DTSC via a letter requesting to inactivate the federal ID Number.

Please keep in mind that if you have the hazardous waste activity status of a "Large Quantity Generator" there is a required Biennial Reporting that must be filed with your appropriate state or region. For more information, please visit http://wwww.epa.gov/epawaste/inforesources/data/form8700/contact.pdf to find the contacts for states and EPA Regions. If you have any RCRA Notification (EPA ID Number) questions, please call DTSC's Telephone Information Center at (800) 618-6942.

G–12

G–13

Alameda County Department of Environmental Health

1131 Harbor Bay Parkway - Alameda, CA 94502 - (510) 567-6700

MEDICAL WASTE GENERATOR'S PERMIT

Mail To

10X GENOMICS, INC.
Re: 10X GENOMICS, INC.
Attn: DON KLINE
7026 KOOL CENTER PKWY STE 201
PLEASANTON, CA 94566

Facility Name

10X GENOMICS, INC.
7026 KOLL CENTER PKWY STE 201
PLEASANTON, CA 94566

Permit Expires: 11/12/2018

Facility Owner Name	10X GENOMICS, INC.	**Facility ID**	FA0326474
		Census Tract	
Valid Dates	**11/13/2017 - 11/12/2018**	**Date Printed**	07/31/2018

Program Description		**Permit Number**
3002	MED WASTE SM QUANTITY GEN- NO ON-SITE TREAT	PT0320192

By Authority of:

Ronald Browder, Director of ALAMEDA COUNTY DEPARTMENT OF ENVIRONMENTAL HEALTH

Permit is NOT TRANSFERABLE, NOT REFUNDABLE OR NO PRORATION

Permit may be revoked or suspended for:
- Non payments of fees
- Violations of the California Health and Safety Codes and related Statutes
- Imminent health hazards

A COPY OF THIS PERMIT MUST BE KEPT ON FILE AT THE FACILITY AT ALL TIMES

THIS PERMIT IS THE PROPERTY OF THE ALAMEDA COUNTY DEPARTMENT OF ENVIRONMENTAL HEALTH AND SHALL NOT BE COPIED OR ALTERED IN ANY WAY

Page 1 of 1

G–14

Alameda County Department of Environmental Health

1131 Harbor Bay Parkway - Alameda, CA 94502 - (510) 567-6700

MEDICAL WASTE GENERATOR'S PERMIT

Mail To
10X TECHNOLOGIES
Re: 10X GENOMICS
Attn: BEN HINDSON
7068 KOLL CENTER PARKWAY
PLEASANTON, CA 94566

Facility Name
10X GENOMICS
7068 KOLL CENTER PKWY 401
PLEASANTON, CA 94566

Permit Expires: 11/14/2018

Facility Owner Name 10X TECHNOLOGIES

Facility ID FA0320568

Census Tract

Valid Dates **11/15/2017 - 11/14/2018**

Date Printed 10/12/2017

Program Description

3002 MED WASTE SM QUANTITY GEN- NO ON-SITE TREAT

Permit Number

PT0314006

By Authority of:

Ronald Browder, Director of ALAMEDA COUNTY DEPARTMENT OF ENVIRONMENTAL HEALTH

Permit is NOT TRANSFERABLE, NOT REFUNDABLE OR NO PRORATION

Permit may be revoked or suspended for:
- Non payments of fees
- Violations of the California Health and Safety Codes and related Statutes
- Imminent health hazards

A COPY OF THIS PERMIT MUST BE KEPT ON FILE AT THE FACILITY AT ALL TIMES

GENUINE

THIS PERMIT IS THE PROPERTY OF THE ALAMEDA COUNTY DEPARTMENT OF ENVIRONMENTAL HEALTH AND SHALL NOT BE COPIED OR ALTERED IN ANY WAY

Page 1 of 1

G–15

EXHIBIT H

PATIO AREA

H–1